EXHIBIT T3E.5




                               EXCHANGE AGREEMENT

                                Ampex Corporation
                              135 East 57th Street
                               New York, NY 10022

                                                               January ___, 2002
To:  Each of the Holders Who Executes
     a Noteholder Signature Page hereto

               Re: 12% Senior Notes due 2003
                   -------------------------

Ladies and Gentlemen:

               (a) Reference is made to the captioned Notes (the "Old Notes") issued by Ampex Corporation, a Delaware corporation (the "Corporation") under an indenture, dated as of January 28, 1998, as amended (the "Old Indenture"), between the Corporation and The Bank of New York, as successor to IBJ Schroder Bank & Trust Company, as trustee ("Bank of NY"), in the aggregate principal amount of $44,000,000. The Corporation has offered, subject to the terms and conditions hereof, to exchange ("Exchange") the Old Notes for new 12% Senior Secured Notes due 2008 (the "New Notes") of the Corporation in the aggregate principal amount hereinafter specified. The Corporation and each of the holders of Old Notes who executes a counterpart of the noteholder signature page hereto (each a "Holder" and collectively, the "Holders"), are entering into this Agreement in order to set forth the terms and conditions of the Exchange. Each Holder agrees that its execution and delivery of this Agreement shall be deemed such Holder's irrevocable consent and agreement ("Consent") to the execution and delivery by the Corporation and Bank of NY of the Supplemental Indenture referred to in Section 2.1(iv) below, subject only to satisfaction or waiver of the conditions to closing set forth in Section 2.1 below.

               (b) In order to comply with requirements of The Depository Trust Company (the "DTC") applicable to exchanges of securities held in book entry form, the Corporation will effectuate the Exchange by means of an exchange offer (the "Exchange Offer"), on the terms contemplated hereby and in the Exchange Offer Documents, through the facilities of the DTC. Each Holder who executes this Agreement agrees to tender Old Notes for Exchange (defined immediately below) in accordance with the procedures specified in the letter of transmittal which will accompany the Exchange Offer. The term "Exchange" as used herein shall include the transactions contemplated by this Agreement and the Exchange Offer.

               (c) Capitalized terms used but not defined elsewhere in this Agreement have the meanings assigned to them in Section 5.1 below.

               NOW THEREFORE, the parties hereto, for good and valid consideration, intending to be legally bound hereby, have agreed as follows:

                                  THE EXCHANGE
                                  ------------

               SECTION 1.1. Exchange of Notes. (a) At the Closing (as hereinafter defined), subject to the terms and conditions set forth herein and in the Exchange Offer Documents, the Corporation shall deliver, or cause to be delivered, to each Holder, and each Holder irrevocably agrees to accept from the Corporation, in exchange for the Old Notes held by each Holder (including principal, accrued interest and any other amounts) New Notes in a principal amount equal to 100% of the principal amount of the Old Notes being exchanged plus any and all interest accrued at 12% per annum (plus interest on defaulted interest at the rate of 13% per annum) on such Holder's Old Notes to the Closing Date (subject to rounding as provided in Section 1.2 below);

               (b) Each Holder, in reliance upon the representations and warranties of the Corporation contained herein and subject to the terms and conditions set forth herein and in the Exchange Offer Documents, agrees to tender, or cause to be tendered, to the Corporation or an exchange agent designated by the Corporation, as the case may be, in accordance with the Exchange Offer for cancellation all Old Notes beneficially held or owned by such Holder. Such tender shall be irrevocable and unconditional, subject only to (i) the issuance and delivery of the New Notes, (ii) completion of the Exchange and
(iii) the satisfaction or waiver of the closing conditions set forth in Section
2.1 below.

               SECTION 1.2. The Closing. The closing of the Exchange (the "Closing") shall take place, subject to satisfaction of the conditions set forth in Sections 2.1 and 2.2 below and of the conditions to acceptance of Old Notes specified in the Exchange Offer, at the offices of Paul, Hastings, Janofsky & Walker LLP, counsel to the Corporation, as promptly as practicable after an expiration date of the Exchange Offer (as such expiration date is set forth in the Exchange Offer Documents), but in no event later than February 28, 2002 (the "Closing Date"). At the Closing, the Corporation will deliver, or cause to be delivered, to each Holder the New Notes (registered in the name of such Holder or the nominee of such Holder as such Holder may request in writing at least one full Business Day before the Closing Date) against delivery of the Old Notes held by each Holder; provided, however, that the principal amount of any New Note that would not otherwise be an integral multiple of $1,000 shall be rounded up to the nearest $1,000. Unless otherwise specified by a Holder, any and all certificates representing New Notes issued at the Closing shall be registered in the name of Cede & Co. as nominee of the DTC pursuant to an agreement to be entered into among the Corporation, the Trustee and the DTC. Upon (i) delivery of the New Notes to the Holders, and (ii) the satisfaction or waiver of the closing conditions set forth in Sections 2.1 and 2.2, the Corporation shall be


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deemed, without further action on the part of the Holders or the Corporation, to have accepted each of the Holders' tenders of the Old Notes.

                               CLOSING CONDITIONS
                               ------------------

               SECTION 2.1. Conditions Precedent to Obligations of Holders to Close. The obligation of each Holder to accept the New Notes pursuant to this Agreement in exchange for the Old Notes shall be subject to the satisfaction or waiver of the following conditions, at or prior to Closing:

               (i) The representations and warranties of the Corporation set forth in this Agreement shall be true and correct on and as of the Closing Date; and the Corporation shall have complied with and performed all covenants and agreements hereunder required to be complied with or performed by it at or prior to the Closing; and the Corporation shall have furnished to each Holder a certificate of an authorized officer, dated the Closing Date, (A) to the foregoing effect, and (B) to the further effect that the conditions specified in this Section 2.1 have been satisfied at and as of the Closing;

               (ii) The Corporation and a bank or trust company ("Trustee") that satisfies the requirements of Section 310(a)(i) of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), shall have executed and delivered an indenture for the New Notes in substantially the form attached hereto as Exhibit A (the "Indenture"); the Indenture shall have been duly qualified under the Trust Indenture Act (or exempt from such qualification); and the New Notes shall have been duly executed and delivered by the Corporation and authenticated by the Trustee under and pursuant to the Indenture;

               (iii) The Corporation and the Trustee shall have executed and delivered a security agreement in substantially the form attached hereto as Exhibit B (the "Security Agreement"); and a Form UCC-1 financing statements shall have been filed in all requisite public offices in the State of Delaware in order to perfect a security interest in the Collateral (as defined in the Security Agreement) under the UCC as collateral security for the New Notes, subject only to the security interest securing the outstanding Senior Discount Notes (as defined below);

               (iv) The Corporation and Bank of NY shall have executed and delivered a supplement to the Old Indenture in substantially the form attached hereto as Exhibit C (the "Supplemental Indenture"); the Supplemental Indenture shall have been duly qualified under the Trust Indenture Act (or exempt from such qualification); and the Holders of at least a majority of the outstanding Old Notes shall have consented to the execution and delivery by the Corporation and Bank of NY of the Supplemental Indenture;

               (v) The Holders of at least 95% of the outstanding Old Notes shall have concurrently exchanged the Old Notes held by such Holders for the New Notes pursuant to the Exchange;



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


               (vi) Such Holder's exchange of the Old Notes for the New Notes shall not at the Closing be prohibited by or contrary to any applicable laws or regulations of any Governmental Authority applicable to such Holder, and shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to, any injunction, order or decree applicable to such Holder;

               (vii) The holders of the outstanding Senior Discount Notes due March 31, 2002 (the "Senior Discount Notes") issued by Ampex Data Systems Corporation, a Delaware corporation and a Subsidiary of the Corporation ("Data Systems") pursuant to a note purchase agreement, dated November 6, 2000, as amended to date (the "Note Purchase Agreement") and guaranteed by the Corporation, shall have executed and delivered an amendment to the Senior Discount Notes and the terms of the Note Purchase Agreement in order to permit the consummation of the Exchange, including without limitation, the issuance of the New Notes pursuant to this Agreement, the grant of a security interest in the Collateral for the benefit of the New Notes pursuant to the Security Agreement and the other transactions contemplated by this Agreement; and such amendment shall have become effective prior to, or concurrently with, the Closing hereunder;

               (viii) The offer, sale and issuance of the New Notes hereunder shall be exempt from registration under the Securities Act (as defined below) by virtue of the exemption contained in Section 3a(9) thereof, and shall be exempt from registration or qualification under applicable state securities or blue sky laws (or, if required, shall have been duly registered or qualified under such laws); and

               (ix) Each Holder shall have received the favorable opinion of Paul, Hastings, Janofsky and Walker LLP, counsel to the Corporation, dated the Closing Date, with respect to such legal matters incident to the Exchange as the Holder may reasonably request.

               SECTION 2.2. Conditions Precedent to Obligation of the Corporation to Close. The obligation of the Corporation to issue the New Notes in exchange for the Old Notes pursuant to this Agreement is subject to the satisfaction, at or prior to the Closing, of the following conditions:

               (i) The representations and warranties of each of the Holders (severally and not jointly) set forth in Section 4.1 hereof shall be true and correct on and as of the Closing Date; and each of the Holders shall have complied with and performed all covenants and agreements hereunder required to be complied with or performed by it at or prior to the Closing;

               (ii) The Corporation's exchange of the New Notes for the Old Notes hereunder shall not be prohibited by or contrary to any law or regulation of any Governmental Authority applicable to the Corporation and shall not be enjoined



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


(temporarily or permanently) or prohibited by or contrary to any injunction, order or decree applicable to the Corporation; and

               (iii) The offer, sale and issuance of the New Notes hereunder shall be exempt from registration under the Securities Act (as defined below) by virtue of the exemption contained in Section 3(a)(9) thereof, and shall be exempt from registration or qualification under applicable state securities or blue sky laws (or, if required, shall have been duly registered or qualified under such laws).

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
                -------------------------------------------------

               The Corporation hereby represents and warrants that:

               SECTION 3.1. Organization and Authorization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its properties and carry on its business as presently conducted and to enter into and perform its obligations under this Agreement, the New Notes, the Indenture, the Supplemental Indenture and the Security Agreement.

               SECTION 3.2. Validity and Binding Effects; No Conflicts. (a) The execution, delivery and performance by the Corporation of this Agreement, the New Notes, the Indenture, the Supplemental Indenture and the Security Agreement, and the consummation of the Exchange, have been duly authorized by all necessary corporate action on the part of the Corporation. This Agreement has been duly executed and delivered by the Corporation, and is, and each of the New Notes, the Indenture, the Supplemental Indenture and the Security Agreement, when duly executed and delivered pursuant to this Agreement (and in the case of the New Notes, when duly authenticated by the Trustee in the manner provided in the Indenture) will be, a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except: (i) that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; (ii) that such enforceability may be subject to general equitable principles, including, without limitation, the principle that the availability of equitable remedies, such as specific enforcement, injunctive relief or reformation, is subject to the discretion of the court before which any proceeding might be brought; and (iii) as rights to indemnity referred to or provided in any such agreement may be limited by federal or state laws or public policy underlying such laws.

               (b) The execution and delivery by the Corporation of this Agreement, the New Notes, the Indenture, the Supplemental Indenture and the Security Agreement, and the consummation of the transactions contemplated thereby, do not conflict with or constitute a default under or violation of (i) the charter or by-laws of the Corporation, (ii) any agreement, indenture, mortgage, loan agreement or other instrument to which the Corporation or any of its Subsidiaries is a party, or (iii) any judgment, injunction, order,



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


decree or permit of any Governmental Authority binding upon the Corporation or any of its Subsidiaries or any of their respective properties, except, in each case, such as would not reasonably be expected to have a Material Adverse Effect on the Corporation.

               SECTION 3.3. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or permit of any Governmental Authority is necessary or required for the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been obtained or made under the Trust Indenture Act or under state securities laws.

               SECTION 3.4. Outstanding Debt. Except as set forth in the Financial Statements, at and as of the Closing Date and after giving effect to the consummation of the Exchange, neither the Corporation nor any of its Restricted Subsidiaries will have outstanding any indebtedness for borrowed money, or evidenced by bonds, debentures, notes or other similar instruments or under capital leases, other than (i) the New Notes, (ii) the Old Notes, (iii) the Senior Discount Notes, (iv) Contribution Notes issued to Hillside Capital Incorporated, pursuant to the Hillside-Ampex/Sherborne Agreement, dated December 1, 1994, as amended (the "Hillside Notes"), (v) indebtedness of Ampex Finance Corporation ("AFC") incurred under the Loan and Security Agreement, dated as of May 5, 1994, as amended, between AFC and Congress Financial Corporation (Western), (vi) indebtedness of Ampex Data Systems Corporation ("ADSC") evidenced by a Secured Promissory Note issued pursuant to the Loan Agreement, dated October 29, 2001, between ADSC and Sherborne & Company Incorporated (the "SCI Note"), and (vii) intercompany indebtedness of a Subsidiary issued to and held by the Corporation or of the Corporation issued to and held by a Subsidiary. Except for pending payment Defaults on the Old Notes and the Senior Discount Notes, the Corporation is not in Default under any such outstanding indebtedness.

               SECTION 3.5. No Commissions, etc. No commission or other remuneration has been or will be paid or given, directly or indirectly, for soliciting the exchange contemplated hereby. The Corporation further represents that neither the Corporation nor any Person acting on its behalf has taken or will take any action which would subject the issuance of the New Notes being issued hereunder to registration with the Commission pursuant to the provisions of Section 5 of the Securities Act. Except pursuant to an effective registration statement filed with the Commission under the Securities Act, no securities of the same class as the New Notes (or any similar securities) have been offered or sold by the Corporation within the six-month period immediately prior to the date of this Agreement.

               SECTION 3.6. No Registration Required. Under the circumstances contemplated by this Agreement, it is not necessary in connection with the issuance of the New Notes in exchange for the Old Notes in the manner contemplated by this Agreement to register the New Notes under the Securities Act, and immediately after



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


giving effect to the Exchange, the New Notes may be transferred by the Holders who are not Affiliates of the Corporation without registration under the Securities Act to the same extent as the Old Notes held by such Holders.

               SECTION 3.7. Perfection of Security Interest. The execution and delivery of the Security Agreement, together with the filing of UCC financing statements in proper form in the requisite offices of the State of Delaware, will, upon consummation of the Exchange pursuant to this Agreement, create a valid, perfected and first priority security interest in the Collateral (to the extent a security interest in the Collateral can be perfected by filing of a financing statement under the UCC and to the extent the Corporation has rights in the Collateral), subject to no other Liens except for first priority Liens securing the outstanding Senior Discount Notes, Liens securing the SCI Notes and the Hillside Notes and Permitted Liens.

               SECTION 3.8. Broker's or Finder's Commissions. The Corporation agrees that it will indemnify and hold harmless each Holder from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions incurred or alleged to have been incurred by the Corporation or any Person acting on its behalf in connection with the issuance of the New Notes, or any other transaction contemplated by this Agreement.

               SECTION 3.9. SEC Documents. The Corporation has duly and timely filed with the Commission all the periodic and other reports ("SEC Documents") required to be filed by the Corporation pursuant to Section 13 of the Exchange Act during the preceding 12 months; all such SEC Documents comply as to form with the applicable rules and regulations of the Commission in all material respects; and none of such SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Documents, there is no material fact known to the Company which the Company has not disclosed to the Holders or Holders' counsel in writing which has or, insofar as the Company can reasonably foresee, may have or will have a Material Adverse Effect on the Company or on the ability of the Company to perform its obligations under this Agreement or any document contemplated hereby.

                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS
                  ---------------------------------------------

               SECTION 4.1. Representations and Warranties of Holders. Each of the Holders, severally and not jointly, represents and warrants that:

               (a) Each Holder represents that, by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective Exchange and of acquiring the New Notes in exchange for the Old Notes. Each Holder



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has consulted with its legal, financial and tax advisors concerning the terms and conditions of the Exchange and of the New Notes.

               (b) The Holder has full power and authority to execute, deliver and perform this Agreement, to consent to the Supplemental Indenture, and to carry out the transactions contemplated by this Agreement and the Exchange Offer Documents; the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate (or similar) action on the part of the Holder; and this Agreement has been duly executed and delivered by the Holder and this Agreement is the legal, valid and binding obligation of the Holder enforceable in accordance with its terms, except: (i) that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; and (ii) that such enforceability may be subject to general equitable principles, including, without limitation, the principle that the availability of equitable remedies, such as specific enforcement, injunctive relief or reformation, is subject to the discretion of the court before which any proceeding might be brought.

               (c) Each Holder acknowledges that the New Notes being acquired by it have not been registered under the Securities Act, and are being issued in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act. The Holder is not an Affiliate of the Corporation and has not been an Affiliate thereof for at least three months prior to the date of this Agreement.

               (d) The Holder has full power and authority to tender, sell, assign and transfer the Old Notes held by such Holder, and upon acceptance of the Old Notes by the Corporation at the Closing, the Corporation will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and none of such Old Notes will be subject to any adverse claim. The Holder will, upon request, execute and deliver
(i) all additional documents and instruments of transfer deemed by the Corporation to be reasonably necessary or desirable to complete the sale, assignment and transfer of the Old Notes to the Corporation.


                                   DEFINITIONS
                                   -----------

               SECTION 5.1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

               "Affiliate" means, with respect to any Person, any Person (other than Persons affiliated with any Holder that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or



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        cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agreement" means this Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof then in effect.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

               "Commission" means the Securities and Exchange Commission or any successor agency then having jurisdiction to enforce the Securities Act.

               "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

               "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case as amended from time to time.

               "Exchange Offer Documents" means, collectively, an Offering Circular, a Letter of Transmittal and any other documents and instruments delivered, or caused to be delivered, by the Corporation in connection with the Exchange Offer.

               "Financial Statements" means the consolidated financial statements of the Corporation and its Subsidiaries contained in the most recently filed Form 10-Q or Form 10-K filed by the Corporation with the Commission under the Exchange Act.

               "Governmental Authority" means any governmental or quasi-governmental authority, including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

               "Lien" means any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof), any option, right of first refusal or other similar agreement to sell securing indebtedness of the Corporation and any filing of or agreement to give any financing statement under the UCC (or equivalent statute or statutes) of any jurisdiction).


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               "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), assets, business or results of operations of the Corporation and its Subsidiaries on a consolidated basis.

               "Permitted Liens" means any Lien arising by reason of: (i) any judgment, decree or order of any court securing the payment of money, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order will not have been finally terminated or the period within which such proceedings may be initiated will not have expired; (ii) taxes, assessments or governmental charges or claims not yet delinquent or which are being contested in good faith; (iii) security for payment of workmen's compensation or other insurance or types of social security; (iv) good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases; (v) deposits to secure public or statutory obligation, or in lieu of surety or appeal bonds; (vi) surveys, exemptions, tile defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; (vii) operation of law in favor of carriers, warehousemen, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (viii) any interest or title of a lessor or lessee under any lease of property (including any Lien granted by such lessor or lessee); and (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

               "Restricted Subsidiary" has the meaning assigned to it in the Indenture.

               "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

               "Subsidiary" has the meaning assigned to it in the Indenture.

                "Transaction Documents" means, collectively, this Agreement, the New Notes, the Indenture, the Supplemental Indenture, the Security Agreement and all other documents, instruments and agreements executed and delivered by the Corporation in connection with the Exchange.


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


               "UCC" means the Uniform Commercial Code of the State of New York as from time to time amended and in effect.

                                  MISCELLANEOUS
                                  -------------

               SECTION 6.1. Survival of Representations, Warranties and
Covenants.

               (a) The Corporation agrees that each representation, warranty, covenant and agreement made by it to the Holders in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Holder, or (ii) acceptance of any of the New Notes by any Holder. The provisions of Section 6.5 shall survive any termination of this Agreement. All such representations, warranties, covenants and agreements shall be binding upon any successors and assigns of the Corporation. In addition, whether or not any express agreement has been made, except as otherwise provided in this Section 6.1, all Holders shall be entitled to the benefit of all covenants and agreements of the Corporation to be performed or observed by them hereunder.

               (b) Subject to subsection 6.1(a) above, this Agreement shall be binding upon the Corporation and its successors and assigns, and shall inure to the benefit of the Holders and their successors and assigns, provided that the Corporation may not assign any of its rights under this Agreement.

               (c) All provisions of this Agreement purporting to give rights to any Holders are for the express benefit of such Holders, and, without limitation to the foregoing, the Corporation hereby acknowledges and agrees that each Holder shall be entitled to enforce such rights and the corresponding obligations of the Corporation under this Agreement.

               (d) All provisions of this Agreement purporting to give rights to any Holder shall extend to and include those Persons who on the Closing Date received the beneficial interests of the New Notes acquired by such Holder at the Closing.

               SECTION 6.2. Termination. This Agreement may be terminated at any time prior to the Closing Date:

               (a) by any Holder (but only as to itself) if any of the conditions specified in Section 2.1 of this Agreement has not been satisfied or waived by such Holder by February 28, 2002 (other than by reason of the default of such Holder); or


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


               (b) by the Corporation if any of the conditions specified in
        Section 2.2 of this Agreement has not been satisfied or waived by the Corporation by February 28, 2002 (other than by reason of the default of the Corporation).

               Notwithstanding the foregoing, this Agreement shall terminate (other than the provisions in Section 6.5) without further liability to any of the parties at such time as all of the obligations of the Corporation under the New Notes have been fully satisfied and discharged.

               SECTION 6.3. No Waivers; Amendments. No failure or delay on the part of the Corporation or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Corporation or any Holder at law or in equity or otherwise. This Agreement may be amended by the Corporation with the prior written consent of the holders of at least a majority of the New Notes outstanding at the time such action is taken by the Corporation.

               SECTION 6.4. Communications and Notices. Except as otherwise provided in this Agreement, all communications and notices provided for in this Agreement shall be in writing and, if to the Corporation, mailed or delivered to it at 135 East 57th Street, New York, New York 10022, Attention: Chief Financial Officer, or at any other office that the Corporation may hereafter designate by written notice to the Holders, and, if to the Holders, mailed or delivered to their respective addresses specified on an execution page of this Agreement, or to such other address and for such attention as any Holder may from time to time designate to the Corporation in writing. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in or pursuant to this Section 6.4 and (in the case of telex) the appropriate answer-back, or (in the case of a telecopy) telephonic confirmation of receipt, is received, (ii) if given by mail, four (4) days after such communication is deposited in the U.S. mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section 6.4.

               SECTION 6.5. Costs, Expenses and Taxes. The Corporation agrees (for the benefit of each Holder and whether or not the transactions contemplated hereby are consummated), to pay, and to hold each Holder harmless against liability for the payment of, all reasonable costs and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement, the New Notes and all Transaction Documents and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel to the Holders (provided that the Corporation shall have approved the retention of such counsel). In addition, the Corporation agrees (for the benefit of each Holder), to pay any and all stamp, transfer and other similar taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Transaction Documents and the issuance of the New Notes and to hold each Holder harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. In the event that the Exchange is not consummated and the issuance of the New Notes does not occur, the Corporation agrees to pay the aforesaid costs and expenses to be paid by the Corporation pursuant to this Section 6.5. The obligations of the Corporation in this Section 6.5 shall survive the payment or transfer of any of the New Notes.

               SECTION 6.6. Lost, Etc. Securities. Notwithstanding any provision to the contrary in the by-laws of the Corporation, if any New Note of which any Holder (or nominee thereof) is the owner is mutilated, destroyed, lost or stolen, then the affidavit of such Holder's treasurer or assistant treasurer (or other responsible official), setting forth the circumstances with respect to such mutilation, destruction, loss or theft, shall be accepted as satisfactory evidence thereof, and an indemnity, security or payment of charges or expenses may be required as a condition to the execution and delivery by the Corporation of certificates evidencing a like number of New Notes issued hereunder, in substitution therefor. The Corporation may charge such Holder for its reasonable expenses in replacing such New Notes.

               SECTION 6.7. Transfers of New Notes by Non-Affiliates. At the request of the Trustee in connection with any proposed transfer of New Notes by a non-Affiliate Holder, the Corporation will use reasonable efforts to furnish to the Trustee an Opinion of Counsel (as defined in the Indenture) to the effect that the Trustee may properly authenticate New Notes to be issued to the proposed transferee without registration of such New Notes under the Securities Act or the imprinting thereon of a legend restricting further transfers absent registration under the Securities Act. In rendering such Opinion, counsel shall be entitled to rely upon such factual assumptions and representations of the transferor and the transferee as counsel deems proper. In no event shall the Corporation be required to file a registration statement to register any proposed transfer of New Notes under the Securities Act.

               SECTION 6.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate signature pages each of which counterparts when so executed and delivered shall be deemed an original and all of which counterparts taken together shall constitute but one and the same Agreement.

               SECTION 6.9. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with such laws without regard to principles of conflicts of laws thereof.

               SECTION 6.10. Entire Agreement. This Agreement and any other agreement or instrument furnished pursuant hereto or in connection herewith embody the entire agreement and understanding between the Holders and the Corporation, and supersede all prior agreements and understandings relating to the subject matter hereof.

               SECTION 6.11. Severability. In the event that any one or more of the provisions of this Agreement, or the application thereof in specific circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

               SECTION 6.12. Headings. The Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

               SECTION 6.13. Obligations Several and Not Joint; Limitation of Liability and Representations and Warranties. Anything herein to the contrary notwithstanding, the representations, warranties, covenants, agreements and obligations of the Holders set forth herein are several and not joint. The Corporation acknowledges and agrees that the liability of each Holder is limited to the extent set forth on the signature page to this Agreement executed by such Holder. The Corporation further acknowledges and agrees that the representations and warranties made by each Holder hereunder are limited as and to the extent expressly described on the signature page to this Agreement executed by such Holder.

               SECTION 6.14. Extension of Interest Deferral Agreements. Each Holder agrees that the "Deferred Interest Payment Date" referred to in the Second Interest Deferral Agreement, dated as of November 14, 2001, between the Corporation and the Holders, shall be and is hereby extended from January 31, 2002 to the earlier of (a) the date of the consummation of the Exchange or (b) February 28, 2002.

                  [Remainder of Page Intentionally Left Blank]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            AMPEX CORPORATION


                                            By:
                                               ---------------------
                                            Print Name:
                                            Title:

                            NOTEHOLDER SIGNATURE PAGE
                                       TO
                               EXCHANGE AGREEMENT



HOLDER:
       --------------------------------
By:
   ------------------------------------
    Name:
    Title:

---------------------------------------
Addressee

---------------------------------------
Street Address

---------------------------------------
City           State         Zip

---------------------------------------
Attention

---------------------------------------
Telecopier

Aggregate Principal Amount
of Old Notes held:

$
 -----------------------------

Nominee (Name in which New Notes
and New Shares should be registered
if different from name of Holder):


---------------------------------------

Tax I.D. #
          -----------------------------


---------------------------------------
    Signature Guarantee

                                    EXHIBIT A
                                    ---------

                                FORM OF INDENTURE

                                                                       EXHIBIT A
                                                                       ---------


                                AMPEX CORPORATION

                                     Issuer

                            12% Senior Secured Notes

                                    Due 2008






                              --------------------


                                    INDENTURE

                        Dated as of [February ___], 2002


                              --------------------


                        STATE STREET BANK & TRUST COMPANY

                                     Trustee

                              CROSS-REFERENCE TABLE

      TIA                                                    Indenture
    Section                                                    Section
    -------                                                    -------

   310(a)(1)    ...........................................  8.10
    (a)(2)      ...........................................  8.10
    (a)(3)      ...........................................  N.A.
    (a)(4)      ...........................................  N.A.
      (b)       ...........................................  8.08; 8.10; 13.03
      (c)       ...........................................  N.A.
    311(a)      ...........................................  8.11
      (b)       ...........................................  8.11
      (c)       ...........................................  N.A.
    312(a)      ...........................................  2.05
      (b)       ...........................................  12.04
      (c)       ...........................................  12.04
    313(a)      ...........................................  8.06
    (b)(1)      ...........................................  N.A.
    (b)(2)      ...........................................  8.06
      (c)       ...........................................  12.3
      (d)       ...........................................  8.06
    314(a)      ...........................................  5.02; 13.03
      (b)       ...........................................  13.04
    (c)(1)      ...........................................  13.05
    (c)(2)      ...........................................  10.05
    (c)(3)      ...........................................  N.A.
      (d)       ...........................................  N.A.
      (e)       ...........................................  13.06
      (f)       ...........................................  5.06
    315(a)      ...........................................  8.01
      (b)       ...........................................  8.05; 13.03
      (c)       ...........................................  8.01
      (d)       ...........................................  8.01
      (e)       ...........................................  7.11
  316(a)(last   ...........................................  13.07
   sentence)
   (a)(1)(A)    ...........................................  7.05
   (a)(1)(B)    ...........................................  7.04
    (a)(2)      ...........................................  N.A.
      (b)       ...........................................  7.07
   317(a)(1)    ...........................................  7.08
    (a)(2)      ...........................................  7.09
      (b)       ...........................................  2.04
    318(a)      ...........................................  13.01

                           N.A. means Not Applicable.

            Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE dated as of [February __], 2002, between AMPEX CORPORATION, a Delaware corporation ("Corporation"), and STATE STREET BANK & TRUST COMPANY, a Massachusetts trust company, as trustee ("Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's 12% Senior Secured Notes Due 2008 (the "Securities"):

                                    ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------

            SECTION 1.01 Definitions

            "ADSC" means Ampex Data Systems Corporation, a Delaware corporation.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Corporation or any Restricted Subsidiary (other than to the Corporation or a Restricted Subsidiary and other than directors' qualifying shares) of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business or (ii) the issuance or sale of Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Corporation or a Restricted Subsidiary and other than directors' qualifying shares) for Net Proceeds in excess of $1,000,000; provided, however, the following transactions shall not be deemed Asset Sales:

                    (i) the Corporation or any Restricted Subsidiary may sell accounts receivable (or participations therein) in connection with any accounts receivables financing;

                    (ii) the Corporation or any Restricted Subsidiary may sell Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary;

                    (iii) the Corporation and any Restricted Subsidiary may (x) convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the provisions of Section 6.01 of this Indenture and (y) make Restricted Payments permitted by the provisions of
    Section 5.04 of this Indenture;

                    (iv) the Corporation and any Restricted Subsidiary may create or assume Liens (or permit any foreclosure thereon) securing Indebtedness to the extent that such Lien does not violate the provisions of
    Section 5.06 of this Indenture; and

                    (v) the Corporation and any Restricted Subsidiary may consummate any sale or series of related sales of assets or properties of the Corporation and any Restricted Subsidiary having an aggregate fair market value for all such sales of less than $1 million in any fiscal year.

            "Available Cash Flow" means, with respect to any relevant period, the sum of (i) royalty payments and license fees received during such period in cash under the Corporation's License Agreements (as defined in the Security Agreement) on its patents currently or hereafter issued and in force, plus (ii) Net Available Cash from an Asset Sale involving the assets or Capital Stock of ADSC in such period, minus (iii) payments of principal or interest required to be made by the Corporation on notes or guarantees issued to Hillside in accordance with the Hillside Agreement, (iv) mandatory pension payments for periods during which Hillside is not required to advance funds, (v) payments required to be made under employee supplementary pension plans of the Corporation or any Subsidiary created prior to 1992 and currently in effect,
(vi) withholding, income, property or other taxes, licenses or fees payable in connection with the conduct of the business of the Corporation or to maintain its existence, (vii) operating expenses payable by the Corporation, including, but not limited to, expenditures incurred in developing, issuing, maintaining and enforcing patents and collecting royalties, (viii) incentive payments to employees engaged in collecting royalties not to exceed 3% of the net royalties received in any applicable period, and (ix) payments of accrued liabilities of the Corporation, including Existing Indebtedness, to the extent set forth in the aggregate on the Corporation's financial statements as of December 31, 2001; whenever a calculation of Available Cash Flow is required under this Indenture in respect of any payment of the Securities such calculation shall be made by the principal financial or accounting officers of the Corporation and a written copy thereof shall be provided to the Trustee at least five days prior to the relevant payment date accompanied by an Officers' Certificate, and the Trustee shall conclusively rely upon such Officers' Certificate and calculation without any investigation, recalculation or other action on its part.

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Board of Directors" means the Board of Directors of the Corporation or any duly authorized committee thereof.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" of any Person means and includes any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in equity (however designated) of such Person, including Preferred Stock, but excluding any debt securities convertible into such equity.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States,
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

            "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that for purposes of this clause (i) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of the Corporation; or (ii) the sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and its Restricted Subsidiaries to any person or group (as so defined), excluding any such sale, lease or other transfer (x) to or among the Corporation's Restricted Subsidiaries and (y) to any Person that is controlled by the Permitted Holders.

            "Collateral" means all the Corporation's rights as licensor under the License Agreements (as defined in the Security Agreement), including, without limitation, rights to receive royalties and other fees thereunder, now in existence or hereafter arising, subject to the rights of the holders of the Senior Discount Notes, pursuant to the Senior Security Agreement.

            "Collateral Agent" means State Street Bank and Trust Company, a Massachusetts trust company as collateral agent under the Security Agreement, and its successors as collateral agents thereunder.

            "Congress Loan Agreement" means the Loan and Security Agreement, dated as of May 5, 1994, between Ampex Finance Corporation, a Delaware corporation ("AFC") and Congress Financial (Western), as in effect on the date hereof or as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

            "Consolidated Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period provided, however, that (A) if the Corporation or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an incurrence of Indebtedness or both, the EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility or similar arrangement or under any predecessor revolving credit or similar arrangement only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Corporation) shall be deemed outstanding for purposes of this calculation) and (2) the discharge of any other Indebtedness repaid, repurchased defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period and Indebtedness of the Corporation or its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and not replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (C) if since the beginning of such period the Corporation or any of its Restricted Subsidiaries shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such period, Consolidated Interest Expense for such period (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Corporation or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Corporation and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest For such period directly attributable to the Indebtedness of Restricted Subsidiary to the extent the Corporation and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Sale for such period, (D) if since the beginning of such period the Corporation or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Corporation or was merged with or into the Corporation or any other Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Corporation or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of such period. For purposes of this definition whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Corporation. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

            "Consolidated GAAP Net Income" means, with respect to any period, the net income (or loss) of the Corporation and its consolidated Subsidiaries for such period, determined in accordance with GAAP as from time to time in effect.

            "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Corporation and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) amortization of debt discount, (b) the net cash payments, if any, under interest rate contracts, (c) the interest portion of any deferred payment obligation, (d) accrued interest, and (e) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, plus (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Corporation during such period, of the Corporation and its Restricted Subsidiaries, plus (iii) all cash dividends paid during such period by the Corporation and its Restricted Subsidiaries with respect to any Disqualified Stock, in each case as determined on a consolidated basis in accordance with GAAP; provided, that Consolidated Interest Expense shall exclude the amortization of fees and expenses related to the issuance of the Securities.

            "Consolidated Net Income" means, with respect to any period, the Consolidated GAAP Net Income (or loss) of the Corporation and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) extraordinary gains and losses,
(ii) the portion of net income (or loss) of the Corporation and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except that the Corporation's equity in the net income of such Person or Subsidiary shall be included in Consolidated Net Income to the extent of the amount of dividends or distributions actually paid to the Corporation or its Restricted Subsidiaries by such Person or Subsidiary during such period,
(iii) net income (or loss) of any Person combined with the Corporation or any of its Restricted

Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain or loss in respect of any sale, transfer or disposition of assets (including without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business,
(v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Corporation is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Restricted Subsidiary or its stockholders (other than pursuant to the Securities or this Indenture), and (vi) the non-recurring cumulative effect of a change in accounting principles.

            "Consolidated Total Assets" means, as of any date, the total assets of the Corporation and its Restricted Subsidiaries as shown on the most recently available consolidated balance sheet of the Corporation and its Restricted Subsidiaries prepared in conformity with GAAP.

            "Corporate Trust Office" of the Trustee shall be at the address of the Trustee specified in Section 13.02 of this Indenture or such other address as to which the Trustee gives notice to the Company.

            "Currency Agreement Obligations" means the obligations of any Person under any foreign exchange contract, currency swap agreement or other similar agreement to protect such Person against fluctuations in currency values.

            "Corporation" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Depository" means The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act or other applicable statute or regulation.

            "Disqualified Stock" means (a) any Preferred Stock of any Restricted Subsidiary, and (b) any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder thereof (other than upon the occurrence of an "Asset Sale" or a change of control of the Corporation in circumstances where the holders of the Notes would have similar rights), in whole or in part, in each case on or prior to the Stated Maturity of the Securities, including without limitation the Noncumulative Redeemable Preferred Stock.

            "EBITDA" means, with respect to any Person for any period, the sum of Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on the net income or profits of such Person, (b) Consolidated Interest Expense, (c) consolidated depreciation and amortization, calculated in accordance with GAAP, (d) any other non-cash charges (excluding any non-cash items that represent an accrual of or reserve for cash charges reasonably expected to be disbursed in any subsequent period prior to the Stated Maturity of the Notes) deducted in computing Consolidated Net Income, less, (e) non-cash items increasing Consolidated Net Income (excluding any items which represent an accrual for cash receipts or the reduction of required future cash disbursements reasonably expected to be received or disbursed in a subsequent period prior to the Stated Maturity of the Notes).

            "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) of the Corporation other than public offerings with respect to the Corporation's common stock registered on Form S-8.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Agreement" means the Exchange Agreement for 12% Senior Secured Notes dated as of [February __], 2002, among the Corporation and each of the Holders signatory thereto, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

            "Existing Indebtedness" means Indebtedness of the Corporation or its Restricted Subsidiaries in existence or incurred pursuant to any loan or other agreement in effect on the Issue Date plus any premium or interest accrued thereon, as set forth in Section 3.4 of the Exchange Agreement.

            "Foreign Subsidiary" means a Subsidiary of a Person not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside the United States.

            "GAAP" means generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins which are applicable as of December 31, 1997 except as otherwise specified herein.

            "Guarantee" means any obligation, contingent or otherwise, of any Person guaranteeing any Indebtedness of any Person (including, without limitation, obligations to purchase assets, securities or services, to take-or-pay or to maintain financial statement conditions or arrangements or agreements entered into for the purpose of assuring the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business, or contingent obligations in connection with the sale or discount of accounts receivable and similar paper. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Hillside" means Hillside Capital Incorporated, a Delaware corporation.

            "Hillside Agreement" means the Hillside-Ampex/Sherborne Agreement, dated December 1, 1994 (effective November 24, 1994), by and among the Corporation, Hillside and Sherborne Group Incorporated, a Delaware corporation, and certain Affiliates of such corporations, as in effect on the date hereof or as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

            "Indebtedness" means, with respect to any Person, without duplication, (i) the principal of and the premium (if any) on all indebtedness of such Person for money borrowed or which is evidenced by a note, bond, debenture or similar instrument for payment of which such Person is liable, (ii) all obligations of such Person under any conditional sale, title retention or similar agreement in respect of the deferred or unpaid purchase price of property or services acquired by such Person, (iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person in respect of letters of credit or bankers' acceptance issued or created for the account of such Person, (v) all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person, (vi) all liabilities of others of the kind described in the preceding clauses (i), (ii) or (iii) secured by any Lien on any property owned by such Person even though such Person has not assumed or become liable for the payment of such liabilities; provided, however, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien or the value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Restricted Subsidiary of such Person, and (viii) to the extent not otherwise included, any Guarantee by such Person of any other Person's Indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Corporation and the Restricted Subsidiaries shall not include (i) trade payables incurred in the ordinary course of business, and (ii) contingent obligations incurred in connection with the sale or discount of accounts receivable and similar paper in the ordinary course of business. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness and Indebtedness shall not include any liability for federal, state, local or other taxes.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" below and the provisions of Section 5.09 of this Indenture, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Corporation at the time that such Restricted

Subsidiary of the Corporation is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Corporation and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

            "Issue Date" means the date on which the Notes are first issued under the Indenture.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Maturity Date" means August 15, 2008.

            "Minimum Available Cash Flow" means an amount of the aggregate Available Cash Flow of the Corporation received during the three-year period commencing January 1, 2002 and ending December 31, 2004 which amount shall be not less than $25 million.

            "Net Available Cash" means, with respect to any Asset Sale by any Person, the aggregate cash or Cash Equivalent proceeds received by such Person (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, plus the amount of cash and Cash Equivalents referred to in the provided, however clause of paragraph (a)
(ii) of Section 5.05 of this Indenture, if any, net of (i) the amount of any Indebtedness (including Disqualified Stock or Preferred Stock of a Subsidiary) which is required to be repaid by such Person or its Affiliates in connection with such Asset Sale, plus (ii) all fees, commissions and other expenses incurred (including without limitation, the fees and expenses of legal counsel and investment banking, accounting, underwriting and brokerage fees and expenses) by such Person in connection with such Asset Sale, (iii) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, (iv) any amounts reasonably provided by the Corporation or any Restricted Subsidiary of the Corporation as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, (v) any dividends or distributions or other amounts payable to Persons holding a beneficial interest in the assets sold or to holders of minority interests in a Restricted Subsidiary or other entity as a result of such Asset Sale, and (vi) any amount required to be retained to provide substitute collateral to Hillside pursuant to Section 4.2 of the Hillside Agreement.

            "Net Proceeds," with respect to any issuance or sale of Capital Stock, means the proceeds, in cash, securities or property (with any securities or property valued at fair market value), of the issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

            "Noncumulative Redeemable Preferred Stock" means the shares of the Corporation's 8% Noncumulative Convertible Preferred Stock and 8% Noncumulative Redeemable Preferred Stock issued effective as of July 2, 1998 outstanding on the Issue Date, and any subsequent refinancings thereof, provided, however, that the aggregate liquidation value of all outstanding securities issued in any such refinancings shall not exceed the aggregate liquidation value of the Noncumulative Redeemable Preferred Stock outstanding on July 2, 1998."

            "Note Purchase Agreement for Senior Discount Notes" means the Note Purchase Agreement, dated as of November 6, 2000, among the Corporation, ADSC, the entities identified as "Purchaser" on the signature pages thereof, and DDJ Capital Management LLC, as agent, as in effect on the date hereof or as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Officer" means the Chairman of the Board, the President, the Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Corporation.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation or the Trustee.

            "Permitted Holders" means collectively or individually (i) Edward J. Bramson and (ii) his "associates" (as defined in Rule 12B-2 under the Exchange Act, except that a person shall not be an "associate" for purposes of this Indenture solely because such person comes within the definition of such term in clause (a) of such Rule) and his Affiliates.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock corporation, limited liability corporation, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Preferred Stock" as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

            "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security in connection with the transaction in question.

            "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Corporation or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Corporation or any Restricted Subsidiary at any time after the Issue Date; provided that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Corporation or any Restricted Subsidiary of the assets subject thereto or
(B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

            "Record Date" means the 1st day of February or August immediately preceding a payment date specified in the Securities.

            "Restricted Investment" means an Investment by the Corporation or a Restricted Subsidiary in any Subsidiary other than a Restricted Subsidiary.

            "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Corporation (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Corporation or dividends or distributions payable to the Corporation or any Restricted Subsidiary and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is not a corporation); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Corporation; (iii) any voluntary or optional payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under Section 5.03 of this Indenture; or (iv) any Restricted Investment.

            "Restricted Subsidiary" means each direct or indirect Subsidiary of the Corporation other than an Unrestricted Subsidiary.

            "Securities" means the Securities issued under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Agreement" means the Collateral Security Agreement, dated as of [February __], 2002, by and between the Corporation and the Trustee, substantially in the form of Exhibit B hereto.

            "Senior Discount Notes" means $8,919,555.56 aggregate principal amount of Senior Discount Notes issued by ADSC pursuant to the Note Purchase Agreement for Senior Discount Notes, and guaranteed by the Corporation pursuant to such Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

            "Senior Indebtedness" in the case of the Notes means Indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Corporation.

            "Senior Security Agreement" means the Collateral Security Agreement dated as of November 6, 2000, between ADSC, as debtor, and DDJ Capital Management LLC, as secured party and agent for the ratable benefit of the holders of the Senior Discount Notes, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

            "Sherborne Loan Agreement" means the Loan Agreement, dated October 29, 2001, between ADSC and Sherborne & Company Incorporated, a Delaware corporation, and the related agreements entered into pursuant to such Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act.

            "Subordinated Indebtedness" means Indebtedness (including, without limitation, secured Indebtedness) of the Corporation which by its express terms is subordinated or junior in right of payment to the Notes.

            "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any officer or assistant officer of the Trustee in its Corporate Trust Department or with respect to a particular matter, any officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "Unrestricted Subsidiary" means Ampex Holdings Corporation and any other Subsidiary of the Corporation designated as such pursuant to and in compliance with the provisions of Section 5.09 of this Indenture. Any such designation may be revoked by a Board Resolution of the Corporation delivered to the Trustee, subject to the provisions of such covenant.

            "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding as to which the holders thereof are entitled under ordinary circumstances (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

            "Wholly Owned Subsidiary" means any Subsidiary with respect to which all of the outstanding Voting Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Corporation.

            SECTION 1.02 Other Definitions

            Term                                           Defined in Section
            "Acquired Person"...........................   5.03
            "Agent Members".............................   2.08
            "Bankruptcy Law"............................   7.01
            "Custodian".................................   7.01
            "Designation"...............................   5.09
            "Event of Default"..........................   7.01
            "Excess Proceeds"...........................   5.05
            "Global Security"...........................   2.01
            "Incur".....................................   5.03
            "Legal Holiday".............................   13.08
            "Offer".....................................   5.05
            "Offer Amount"..............................   5.05
            "Offer Period"..............................   5.05
            "Paying Agent"..............................   2.03
            "Permitted Payments"........................   5.04

            Term                                           Defined in Section
            "Physical Securities".......................   2.01
            "Purchase Date".............................   5.05
            "Refinancing"...............................   5.03
            "Refinancing Indebtedness"..................   5.03
            "Registrar".................................   2.03
            "Restricted Payment"........................   5.04
            "Revocation"................................   5.09
            "Successor Corporation".....................   6.01

            SECTION 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Corporation.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

            (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the Issue Date;

            (2) "or" is not exclusive;

            (3) "including" means including, without limitation; and

            (4) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 2

                                 The Securities
                                 --------------

            SECTION 2.01 Form and Dating. The Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Corporation shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication and shall show the date of its authentication.

            The additional terms and provisions contained in the forms of Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Corporation and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Securities shall be issued initially in the form of one or more global Securities in registered form, substantially in the form set forth in Exhibit A (the "Global Security"), deposited with the Trustee, as custodian for the Depository, duly executed by the Corporation and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section
2.07 hereof. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository.

            Securities may be issued, in the form of certificated Securities in registered form, in substantially the form set forth in Exhibit A (the "Physical Securities"). The Physical Securities are sometimes collectively herein referred to as the "Physical Securities." Physical Securities may initially be registered in the name of the Depository or a nominee of such Depository and be delivered to such Depository. Beneficial owners of Physical Securities, however, may request registration of such Physical Securities in their names or the names of their nominees.

            SECTION 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Corporation by manual or facsimile signature. The Corporation's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and deliver Securities for original issue from time to time in an aggregate principal amount of up to $50,000,000 plus additional Securities that may be issued in payment of interest in accordance with the Securities, upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant

Secretary of the Corporation. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.11.

            The Securities shall be issuable only in registered form and only in denominations of $1,000 principal amount and any integral multiple thereof.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03 Registrar and Paying Agent. The Corporation shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Corporation may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Corporation shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Corporation shall notify the Trustee of the name and address of any such agent. If the Corporation fails to maintain a Registrar or Paying Agent. the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section
8.07. The Corporation or any Subsidiary or Affiliate may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Corporation initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            SECTION 2.04 Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Corporation shall deposit with the Paying Agent a sum in immediately available funds sufficient to pay such principal and interest when due. The Corporation shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Corporation in making any such payment. If the Corporation or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon making such payment, the Paying Agent (other than the Corporation) shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of

Securityholders. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee at least five Business Days before each payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06 Transfer and Exchange. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if duly authorized or accompanied by a written instrument of transfer, by the Holder. The Registrar may require the assurances set forth in Section 8-402 of the Uniform Commercial Code that any endorsement is genuine and effective. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Corporation shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Corporation may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges. The Corporation shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or for a period of 15 days before a selection of Securities to be redeemed or 15 days before a payment date.

            Prior to the due presentation for registration of transfer of any Security, the Corporation, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Corporation, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

            SECTION 2.07 Restrictive Legends. Each Global Security shall also bear a legend on the face thereof in substantially the following form:

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF

            CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE.

            SECTION 2.08 Book Entry Provisions for Global Securities. This
Section 2.08 shall apply only to the Global Security deposited with the Depository or its custodian.

            (1) So long as the Securities are eligible for book-entry settlement with the Depository, or unless otherwise required by law, the Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.07.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Corporation, the Trustee and any agent of the Corporation or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Trustee or any Agent of the Corporation or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

            (2) Transfers of the Global Security shall be limited to transfers in whole, but, subject to the immediately succeeding sentence, not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.09 hereof. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depository notifies the Corporation that it is unwilling or unable to continue as Depository for the Global Security and a successor depositary is not appointed by the Corporation within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

            (3) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (2), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Corporation shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

            (4) In connection with the transfer of the beneficial interests in the entire Global Security to beneficial owners pursuant to paragraph (2), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Corporation shall execute, and the Trustee shall, authenticate and deliver to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

            (5) The owner of a beneficial interest in the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            SECTION 2.09 Special Transfer Provisions.


            (1) Any Security authenticated and issued hereunder may be transferred or otherwise exchanged as provided in Section 3.6 of the Exchange Agreement.

            (2) The following provisions shall apply with respect to the registration of any proposed transfer of a Security:

            (a) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, (i) the Registrar shall reflect on its books and records the date and if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (ii) the Corporation shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

            (b) If the proposed transferee is an Agent Member (and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security), upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Security Registrar's procedures, (i) the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and (ii) the Trustee shall cancel the Physical Securities so transferred.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.08 hereof or this Section
2.09. The Corporation shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

            In connection with any transfer of the Securities, the Trustee, the Registrar and the Corporation shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Securities, or otherwise) received from any Holder and any transferee of any Security regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Security and any other facts and circumstances related to such transfer.

            SECTION 2.10 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Corporation shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Corporation, such Holder shall furnish an indemnity bond sufficient in the judgment of the Corporation and the Trustee to protect the Corporation, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Corporation and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Corporation.

            SECTION 2.11 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it and those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Corporation or an Affiliate of the Corporation holds the Security.

            If a Security is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee and the Corporation receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent (other than the Corporation or a Subsidiary) holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all amounts payable on that date with respect to the Securities (or portions thereof) and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            If a Security is called for redemption or if it matures in less than a year and if the Corporation has satisfied its obligation to pay the Security in accordance with Article 9 of this Indenture, the Corporation and the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.

            SECTION 2.12 Temporary Securities. Until definitive Securities are ready for delivery, the Corporation may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Corporation considers appropriate for temporary Securities. Without unreasonable delay, the Corporation shall prepare and the Trustee, upon receipt of the Corporation's written order signed by two Officers which shall specify the amount of definitive Securities to be authenticated, and the date thereof, shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

            SECTION 2.13 Cancellation. The Corporation at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Trustee to deliver canceled Securities to the Corporation. The Corporation may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION 2.14 Additional Securities. Additional Securities issued pursuant to this Indenture and the Securities shall be governed by and entitled to the benefits of this Indenture and the Security Agreement, shall be issued in substantially the form of Exhibit A hereto, and shall be subject to the same terms (including the rate of interest) as the Securities originally issued hereunder, except, as the case may be, with respect to the issue date, the principal amount and the payment of interest scheduled to be paid prior to or on the date of issuance of such additional Securities. The Corporation shall notify the Trustee in writing of its election to pay interest on the Securities on any payment date in additional Securities at least five but not more than thirty days prior to the record date for the payment date.

            SECTION 2.15 Defaulted Interest. If the Corporation defaults in a payment of interest on the Securities, it shall pay the defaulted interest (plus, to the extent permitted by applicable law, interest on such defaulted interest at the rate borne by the Securities plus 1%) in any lawful manner to the persons who are Securityholders on a subsequent special record date, which date shall be at least five business days prior to the special payment date. The Corporation shall fix the special record date and special payment date, which special record date shall be at least 10 days before the special payment date, and the Corporation, or the Trustee in the name of and at the expense of the Corporation, shall promptly mail to each Securityholder a notice that states the special record date, the special payment date and the amount of defaulted interest to be paid.

            SECTION 2.16 CUSIP Numbers. The Corporation in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or notices of optional prepayment, as the case may be, as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                       Application of Available Cash Flow
                       ----------------------------------

            SECTION 3.01 General. (a) Except as expressly provided in this Indenture or the Securities, and subject to the provisions of Article 12 hereof, all payments of the principal of, and accrued interest on, the Securities shall be made solely out of Available Cash Flow of the Corporation in the manner and to the extent provided below. Each Securityholder, by accepting a Security, acknowledges and agrees to the limitations on payment of the Securities set forth herein.

            (b) Not less than 5 days prior to each payment date on the Securities, the Corporation shall furnish to the Trustee a statement containing a calculation in reasonable detail of the Available Cash Flow with respect to such payment date and setting forth (i) the amount of such Available Cash Flow to be applied to the payment of the Senior Discount Notes in accordance with the Note Purchase Agreement for Senior Discount Notes, (ii) the amount to be applied to the payment of accrued interest on the Securities pursuant to Section 3.02(a), (iii) the amount to be applied to the prepayment of principal of the Securities pursuant to Section 3.03, and (iv) the amount of any additional Securities to be issued in payment of accrued interest pursuant to Section 3.02(b).

            SECTION 3.02 Application of Available Cash Flow. (a) Subject to the provisions of Article 12 hereof, on each payment date specified in the Securities, the Corporation shall apply 100% of the Available Cash Flow received by the Corporation during the semi-annual period ended on the December 31 or June 30 next preceding such payment date (i) first to be the payment of all amounts due the Trustee hereunder, and then (ii) to the payment of accrued interest on the Securities (to the extent of such Available Cash Flow) and the balance to the prepayment of principal pursuant to Section 3.03. Notwithstanding the foregoing, the Corporation may retain an amount equal to 5% of Available Cash Flow on each payment date to establish a working capital reserve (the "Reserve"), until it has accumulated an aggregate of $2.5 million, and thereafter 100% of such Available Cash Flow shall be applied in accordance with this Section 3.02.

            (b) If Available Cash Flow (less the Reserve) on any payment date would be insufficient to make such payment in full, the Corporation shall issue additional Securities (valued at 100% of the principal amount thereof) in an aggregate amount equal to the aggregate amount of interest otherwise payable in cash on such date. Such additional Securities shall be issued in accordance with
Section 2.14 hereof.

            (c) If, and to the extent that, Available Cash Flow for any period includes Net Available Cash attributable to an Asset Sale involving ADSC, the provisions of Section 3.02 and Article 12 hereof and not of Section 5.05 shall govern the application of such Net Available Cash by the Corporation.

            SECTION 3.03 Mandatory Prepayment. If, with respect to any payment date specified in the Securities, after application of Available Cash Flow as provided in paragraph (a) of Section 3.02, there remains any balance (in excess of $10,000) of such Available Cash Flow, subject to the provisions of Article 12 hereof, the Corporation shall apply such balance to the pro rata prepayment of the outstanding principal of the Securities. The Trustee shall promptly notify each Holder of any such prepayment of principal of the Securities held by such Holder.

            SECTION 3.04 Obligation to Pay Securities in Cash at Maturity. Notwithstanding anything contained in this Indenture or the Securities, subject to the provisions of Article 12 hereof, the full amount of all interest accrued on, and the principal amount of, the Securities shall be payable in cash without regard to the source of such cash or the amount of Available Cash Flow on the maturity date of the Securities, whether at the stated maturity on the Maturity Date, or upon acceleration or otherwise.

                                   ARTICLE 4

                                   Redemption
                                   ----------

            SECTION 4.01 Notices to Trustee. If the Corporation elects to redeem Securities pursuant to paragraph 7 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

            The Corporation shall give the notices provided for in this Section at least 60 days before the redemption date, unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Corporation that such redemption will comply with the conditions contained herein.

            If less than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Corporation and given by notice to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

            SECTION 4.02 Selection of Securities To Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000, subject to the restriction that Securities and portions of Securities the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Securities in denominations of $1,000 or less may only be redeemed in whole. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Corporation promptly of the Securities or portions of Securities to be redeemed.

            SECTION 4.03 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Corporation shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if less than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Corporation defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

            (8) the CUSIP number, provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Corporation's request, the Trustee shall give the notice of redemption in the Corporation's name and at the Corporation's expense. In such event the Corporation shall provide the Trustee with the information required by clauses (1) through (4) and (7).

            SECTION 4.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 4.05 Deposit of Redemption Price. Prior to 10:00 a.m. New York City time on the redemption date, the Corporation shall deposit with the Paying Agent (or if the Corporation or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money, in immediately available funds, sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Corporation to the Trustee for cancellation.

            SECTION 4.06 Securities Redeemed in Part. Upon surrender to the Trustee at the Corporate Trust Office of a Security that is redeemed in part, the Trustee shall authenticate for the Holder (at the Corporation's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 5

                                    Covenants
                                    ---------

            SECTION 5.01 Payment of Securities. The Corporation shall promptly pay the principal of and interest on the Securities not later than 11:00 a.m. New York City time on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest (including any redemption price) shall be considered paid on the date due if the Trustee or the Paying Agent (other than the Corporation or a Subsidiary) holds on such date as of 11:00 a.m. New York City time money in U.S. dollars sufficient to pay all principal and interest (including any redemption price) then due and the Trustee or the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture; provided, however, that, in the event of payment of interest through the issuance of additional Securities as set forth in the Securities, interest shall be considered paid on the date due if such additional Securities are issued on that date.

            The Corporation shall pay interest on overdue principal (including any redemption price) at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 5.02 SEC Reports. The Corporation shall file with the Trustee within 15 days after it files them with the SEC copies of the annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934. In the event the Corporation is at any time no longer subject to the reporting requirements of
Section 13 or 15(d) of the Securities and Exchange Act of 1934, it shall continue to file with the SEC and provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC with respect to financial statements, management's discussion and analysis and a discussion of significant changes in the business and financial condition of the Corporation had the Corporation continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Corporation would have been required to provide reports had it continued to have been subject to such reporting requirements. Subsequent to qualification of the Indenture under the TIA, the Corporation also shall comply with the other provisions of TIA Section 314(a).

            SECTION 5.03 Limitation on Indebtedness. (a) The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, issue, assume, guarantee, incur or otherwise become liable for (collectively, "Incur") any Indebtedness; provided, however, that: (i) the Corporation may Incur Indebtedness which is expressly subordinate and junior in right of payment to the Notes; and (ii) the Corporation and its Restricted Subsidiaries may Incur Indebtedness if, on the date of Incurrence, the Consolidated Coverage Ratio would be at least equal to 3.00 to 1.00.

            (b) Notwithstanding the foregoing paragraph (a), the Corporation and its Restricted Subsidiaries may Incur the following Indebtedness:

                    (i) Indebtedness of the Corporation represented by the Securities;

                    (ii) Existing Indebtedness;

                    (iii) Indebtedness owed by any Restricted Subsidiary to the Corporation or to another Restricted Subsidiary, or owed by the Corporation to any Restricted Subsidiary; provided, however, that any such Indebtedness shall be at all times held by a Person which is either the Corporation or a Restricted Subsidiary of the Corporation;

                    (iv) Indebtedness of the Corporation or any Restricted Subsidiary arising with respect to Interest Rate Agreement Obligations and Currency Agreement Obligations Incurred for the purpose of fixing or hedging interest rate risk or currency risk;

                    (v) Indebtedness represented by performance, completion, guarantee, surety and similar bonds provided by the Corporation or any Restricted Subsidiary in the ordinary course of business;

                    (vi) Indebtedness Incurred by the Corporation or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or other instruments issued in the ordinary course of business, including without limitation letters of credit in respect of workmen's compensation claims or self-insurance or securing obligations of the Corporation or any Restricted Subsidiary under operating leases; provided that upon drawing of such letters of credit or other instrument such drawings are reimbursed within 30 days following demand for reimbursements;

                    (vii) Indebtedness Incurred in connection with or given in exchange for the renewal, extension, modification, amendment, refunding, defeasance, refinancing or replacement (a "refinancing") of any of the Securities or any Existing Indebtedness or any Indebtedness issued after the Issue Date and not Incurred in violation of the Indenture ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less) of the Indebtedness so refinanced at the time outstanding (or obtainable under any outstanding revolving credit or similar agreement) (plus the premiums paid in connection therewith and the reasonable expenses incurred in connection therewith), provided further, that in the case of a refinancing of Indebtedness under a revolving credit or similar agreement, if the agreement has been terminated prior to the date of such refinancing and all Indebtedness thereunder been repaid, the amount of such Refinancing Indebtedness shall not exceed the maximum amount obtainable under such agreement at the time of termination thereof; (b) with respect to Subordinated Indebtedness being refinanced, the Stated Maturity of the Refinancing Indebtedness shall be not earlier than the Stated Maturity of the Indebtedness being refinanced, and such Refinancing Indebtedness shall have an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the remaining Average Life of the Indebtedness being Refinanced; (c) with respect to Subordinated Indebtedness of the Corporation being refinanced, such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment to the Securities as the Indebtedness being refinanced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Corporation or another Restricted Subsidiary;

                    (viii)Indebtedness of the Corporation or any Restricted Subsidiary (a) representing Capital Lease Obligations and (b) in respect of Purchase Money Obligations for property acquired in the ordinary course of business, which taken together do not exceed $3 million in aggregate amount at any time outstanding;

                    (ix) Indebtedness of Foreign Subsidiaries of the Corporation not to exceed a principal amount outstanding at any time of $5 million in the aggregate for all Foreign Subsidiaries; and

                    (x) Guarantees by the Corporation or any Restricted Subsidiary of Indebtedness of the Corporation or any Restricted Subsidiary that was permitted to be Incurred pursuant to another provision of this covenant;

                    (xi) Indebtedness of a Restricted Subsidiary engaged in providing lease or similar financing to customers of the Corporation or its Restricted Subsidiaries, not exceeding 7.5% of Consolidated Total Assets;

                    (xii) Indebtedness of the Corporation or any Restricted Subsidiary Incurred pursuant to the Hillside Agreement, including without limitation any Guarantee of such Indebtedness Incurred pursuant to such Agreement; and

                    (xiii)Indebtedness of the Corporation or any Restricted Subsidiary in addition to that described in clauses (i) through (xii) above, and any refinancings of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness Incurred pursuant to this clause
    (xii) does not exceed at any time outstanding $15 million plus 75% of the amount by which accounts receivable (net of reserves) of the Corporation and its Restricted Subsidiaries (as shown in the Corporation's most recent consolidated balance sheet) exceeds $15 million.

            Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise; an "Acquired Person") shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

            SECTION 5.04 Limitation on Restricted Payments. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment (including any Restricted Investment), unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Corporation), (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Corporation could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under Section 5.03 and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) an amount equal to 50% of the Corporation's aggregate cumulative Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on January 1, 1998 and ending on the last day of the fiscal quarter of the Corporation immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus (b) (x) the aggregate amount of all Net Proceeds received since the Issue Date by the Corporation from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock), and (y) an amount equal to the amount (as shown on the Corporation's most recent consolidated balance sheet, prepared in accordance with GAAP) of all Indebtedness or Disqualified Stock that, after the Issue Date, is converted into or exchanged for Capital Stock of the Corporation (other than Disqualified Stock) (less the amount of any cash or property distributed by the Corporation upon such conversion or exchange), plus (c) the amount of the net reduction in Investments by the Corporation or its Restricted Subsidiaries in Unrestricted Subsidiaries resulting from (x) the payment of dividends or the repayment in cash of the principal of loans or the net proceeds from the sale of the Capital Stock or assets of such Unrestricted Subsidiaries or other cash return on such Investment, in each case to the extent received by the Corporation or any Restricted Subsidiary of the Corporation, (y) the release or extinguishment of any guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Corporation (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed the amount of Restricted Investments previously made by the Corporation or any Restricted Subsidiary of the Corporation in such Unrestricted Subsidiaries, which amount was included in the calculation of the amount of Restricted Payments. For purposes of the foregoing clause (c), the Corporation shall be deemed to have made a Restricted Investment under the Indenture in an amount equal to any cash contribution made or subscribed for by the Corporation on or immediately prior to the Issue Date to one or more Unrestricted Subsidiaries.

            In addition, so long as there is no Default or Event of Default continuing, the following payments and other actions shall be expressly permitted notwithstanding anything contained in the covenant described above (collectively, "Permitted Payments"):

                    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

                    (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Corporation that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Corporation (other than any Disqualified Stock); (iii) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a Change of Control or Asset Sale (as defined herein) by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Corporation (x) in the case of a Change of Control, has complied with its obligations under Section 5.10 or (y) in the case of an

    Asset Sale has applied the Net Available Cash from such Asset Sale in accordance with the provisions of Section 5.05 of this Indenture;

                    (iv) any Restricted Investments made with the proceeds of the substantially concurrent sale of Capital Stock (other than Disqualified Stock);

                    (v) Restricted Investments in any Unrestricted Subsidiary engaged in providing lease or similar financing to customers of the Corporation and its Restricted Subsidiaries, in an amount such that the sum of the aggregate amount of Restricted Investments made pursuant to this clause (v) after the Issue Date and outstanding on the date of determination does not exceed the greater of $5 million or 7.5% of Consolidated Total Assets;

                    (vi) the repurchase of Capital Stock of the Corporation (including options, warrants or other rights to acquire such Capital Stock) from directors, officers or employees (or their nominees) of the Corporation or its Subsidiaries pursuant to the terms of an employee benefit plan or employment agreement or similar arrangement; provided that an aggregate amount of all such repurchases (net of repayments or cancellations of indebtedness as a result of such repurchases) shall not exceed $1 million in any fiscal year;

                    (vii) the redemption or repurchase of the Corporation's Noncumulative Redeemable Preferred Stock at a price not to exceed 100% of liquidation value; provided, however, that the aggregate amount of all payments pursuant to this clause (vii) shall not exceed 100% of cumulative Consolidated GAAP Net Income accrued during the period from January 1, 1998 to the date of payment (treated as one accounting period); and

                    (viii)Restricted Payments (other than a dividend or other distribution declared on any Capital Stock of the Corporation or a payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Corporation) not to exceed $1 million in the aggregate.

            For purposes of clause (iii) of the first paragraph of this covenant, Permitted Payments made pursuant to clauses (i), (vi) and (vii) of the immediately preceding paragraph shall be included (without duplication) as Restricted Payments made since the Issue Date.

            SECTION 5.05 Limitation on Asset Sales. (a) The Corporation will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Corporation or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold or disposed of in the Asset Sale and (ii) at least 75% of such consideration consists of either cash or Cash Equivalents, provided, however, that, at the option of the Corporation, clause
(ii) shall not be applicable to Asset Sales (or portions of Asset Sales) to the extent the Corporation shall apply cash and Cash Equivalents available from other sources to make any required Asset Sale Offer as if 75% of such consideration had consisted of cash and Cash Equivalents.

            For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Corporation or Indebtedness of any Restricted Subsidiary of the Corporation and the release of the Corporation or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale (in which case the Corporation shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Corporation or any Restricted Subsidiary of the Corporation from the transferee that are promptly (and in any event within 120 days) converted by the Corporation or such Restricted Subsidiary into cash.

            (b) Subject to the provisions of Article 12 hereof, within 365 days after any Asset Sale, the Corporation may elect to apply the Net Available Cash from such Asset Sale to (i) permanently reduce or redeem any Senior Debt of the Corporation or a Restricted Subsidiary and/or (ii) make an Investment in, or acquire assets and properties that will be used in the business of the Corporation and its Restricted Subsidiaries, and (iii) any balance of such Net Available Cash exceeding $10 million and not applied or invested as provided in clauses(i) and (ii) within 365 days of such Asset Sale, will be deemed to constitute "Excess Proceeds" and shall be applied to make an offer to purchase Securities to the holders of the Securities. Pending the final application of any such Net Available Cash, the Corporation may temporarily invest such Net Available Cash in cash or Cash Equivalents.

            (c) In the event of an Asset Sale that requires the purchase of Securities pursuant to clause (b)(iii) above, the Corporation will be required to purchase Securities tendered pursuant to an offer by the Corporation for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 5.05(d) below. If the aggregate purchase price of the Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Corporation will apply the remaining Net Available Cash to general corporate purposes not prohibited by this Indenture. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

            (d) (1) Promptly, and in any event within 10 days after the Corporation becomes obligated to make an offer, the Corporation shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Corporation either in whole or in part (subject to the prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date of not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Corporation which the Corporation in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (1) the most recently filed Annual report on 10-K (including audited consolidated financial statements) of the Corporation, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Corporation filed subsequent to such Quarterly report, other than Current Reports describing Asset Sale otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Corporation's business subsequent to the date of the latest of such reports, and (iii) if material, appropriate pro forma financial information and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

                    (2) Not later than the date upon which the written notice of an Offer is delivered to the Trustee as provided below, the Corporation shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sale pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 5.05(a). On such date, the Corporation shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Corporation is acting as its own paying agent, segregate and hold in trust) in cash or Cash Equivalents maturing on the day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Corporation shall deliver to the Trustee or the Paying Agent for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Corporation. The Trustee shall, on the Purchase date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Corporation to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Corporation immediately after the expiration of the Offer Period for application in accordance with this Section.

                    (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Corporation at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Corporation receives not later than one Business day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Corporation shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Corporation so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                    (4) At the time the Corporation delivers Securities to the Trustee which are to be accepted for the purchase, the Corporation will also deliver an Officers' Certificate stating that such Securities are to accepted by the Corporation pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (e) The Corporation will comply, to the extent applicable, with the requirements of Section 14 (e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

            SECTION 5.06 Limitation on Liens. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien securing any Indebtedness (other than (1) Indebtedness under this Indenture and Indebtedness described in paragraphs (a)(ii) and (b)(ii),
(vi), (vii)(to the extent the Refinanced Indebtedness was secured by a Lien permitted by this Indenture), (xi), (xii) and (xiii) of the provisions of
Section 5.03 of this Indenture; and (2) Indebtedness of an Acquired Person existing at the date such Person became a Restricted Subsidiary, and any refinancing thereof, provided however, that such Lien is not applicable to any Person or the properties or assets of any Person, other than the Acquired Person ) on any asset now owned or hereafter acquired unless the Securities are equally and ratably secured thereby.

            SECTION 5.07 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Corporation or any other Restricted Subsidiary on its Capital Stock, or pay any Indebtedness owed to the Corporation or any other Restricted Subsidiary, make loans or advances to the Corporation or any other Restricted Subsidiary or (iii) transfer any of its properties or assets to the Corporation or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of

            (1) any agreement or instrument evidencing or governing any Existing Indebtedness and any refinancings thereof;

            (2) applicable law;

            (3) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Corporation or any of its Restricted Subsidiaries as in effect at the time of such acquisition or any refinancing thereof; provided, however, that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person;

            (4) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (5) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired;

            (6) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under
    Section 5.05 of this Indenture;

            (7) Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are not materially more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

            (8) the Indenture and the Securities; arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Corporation or any Restricted Subsidiary in any manner material to the Corporation or any Restricted Subsidiary; or

            (9) any instrument governing Indebtedness of a Foreign Subsidiary which is permitted by the terms of the Indenture.

            Nothing contained in this Section 5.07 shall prevent the Corporation or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the Section 5.06 covenant or (2) restricting the sale or other disposition of property or assets of the Corporation or any of its Restricted Subsidiaries that secure Indebtedness of the Corporation or any of its Restricted Subsidiaries.

            SECTION 5.08 Limitation on Transactions with Affiliates. The Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Corporation (other than the Corporation or a Restricted Subsidiary) unless (1) such transaction or series of transactions is on terms that are not materially less favorable to the Corporation or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (2) the Corporation delivers to the Trustee, with respect to any transaction or series of related transactions involving aggregate payments in excess of $5.0 million, an Officers' Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Corporation and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate. Notwithstanding the foregoing, this covenant will not apply to

                    (i) employment agreements, compensation or employee benefit arrangements, stock options or stock purchase plans or agreements with or for the benefit of any officer, director or employee of the Corporation entered into in the ordinary course of business and approved by the Board of Directors of the Corporation (including loans and stock repurchase arrangements thereunder, customary fringe benefits and including reimbursement or advancement of out of pocket expenses, loans to officers, directors and employees in the ordinary course of business, reasonable fees paid to directors who are not employees of the Corporation, and director's and officer's liability insurance and indemnification arrangements);

                    (ii) any transaction entered into by or among the Corporation or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Corporation;

                    (iii) the sale, discount or other disposition of accounts receivable or inventory to one or more Unrestricted Subsidiaries engaged in financing receivables for the benefit of the Corporation or in providing lease or similar financing to customers of the Corporation;

                    (iv) any Restricted Payment not prohibited by the provisions of Section 5.04 of this Indenture;

                    (v) transactions permitted by, and complying with, the provisions of Section 6.01 of this Indenture;

                    (vi) any sale or issuance of Capital Stock (other than Disqualified Stock) of the Corporation;

                    (vii) the grant or performance of registration rights with respect to securities of the Corporation;

                    (viii) transactions under and pursuant to the Sherborne Agreement; and

                    (ix) transactions in which the Corporation or any of its Restricted Subsidiaries delivers to the Trustee an opinion from an independent nationally recognized financial advisor stating that such transaction is fair to the Corporation or such Restricted Subsidiary from a financial point of view and meets the requirements of clauses (1) and (2) above.

            SECTION 5.09 Limitation on Designation of Unrestricted Subsidiaries. The Corporation will not designate any Subsidiary of the Corporation (other than a newly created Subsidiary in which no Investment in excess of $1,000 has previously been made) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") after the Issue Date unless:

            (a) no Default shall have occurred and be continued at the time of or after giving effect to such Designation; and

            (b) the Corporation would not be prohibited under the Indenture from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the fair market value of such Restricted Subsidiary on such date.

            In the event of any such Designation, the Corporation shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the provisions of Section 5.04 of this Indenture for all purposes of the Indenture in the Designation Amount. Neither the Corporation nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of or similar undertaking (including any undertaking, agreement or instrument evidencing such Indebtedness)with respect to any Indebtedness of an Unrestricted Subsidiary; provided that the Corporation and its Restricted Subsidiaries may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Corporation other than to obtain such pledged property or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, except to the extent permitted under the provisions of Section 5.04 of this Indenture.

            The Corporation may not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), unless:

            (c) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

            (d) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation shall be deemed to have been incurred at such time and shall have been permitted to be incurred for all purposes of the Indenture.

            All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

            SECTION 5.10 Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Corporation repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant payment date), in accordance with the terms contemplated in
Section 5.10(b).

            (b) Within 30 days following any Change of Control, the Corporation shall mail a notice to each Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Corporation to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant payment date);

            (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (3) the procedures determined by the Corporation, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Note purchased will be required to surrender the Security, with an appropriate form duly completed, to the Corporation at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Corporation receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities to be purchased by the Corporation under this Section shall be delivered to the Trustee for cancellation, and the Corporation shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) The Corporation shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 5.11 Compliance Certificate; Notice of Defaults. The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers' Certificate stating that in the course of the performance by the signers of such Certificate of their duties as Officers of the Corporation they would normally have knowledge of any Default by the Corporation and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do know of such a Default or Event of Default, the certificate shall describe the Default or Event of Default, its status and what action the Corporation is taking or proposes to take with respect thereto.

            Promptly after an Officer of the Corporation obtains knowledge of a Default or Event of Default under this Indenture, the Corporation will deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default and what action the Corporation is taking or proposes to take with respect thereto.

            SECTION 5.12 Further Instruments and Acts. The Corporation will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                                    ARTICLE 6

                              Successor Corporation
                              ---------------------

            SECTION 6.01 When Corporation May Merge or Transfer Assets. The Corporation shall not consolidate with or merge with or into, or convey or transfer or lease in one transaction or a series of related transactions, all or substantially all of its assets to, another Person unless:

                    (i) the resulting, surviving or transferee Person (the "Successor Corporation") shall be a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (if not the Corporation) shall assume by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture;

                    (ii) immediately after giving effect to such transaction, no Default shall have happened and be continuing;

                    (iii) immediately after giving effect to such transaction, the Corporation would be able to incur an additional $1.00 of Indebtedness pursuant to Section 5.03(a); and

                    (iv) the Corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to rely conclusively upon such Officers' Certificate and Opinion of Counsel.

            The resulting, surviving or transferee Person shall be the successor Corporation hereunder, and, in the case of any such transfer, the predecessor Corporation shall be released from its obligations under this Indenture.

            Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its property and assets to the Corporation.

                                   ARTICLE 7

                              Defaults and Remedies
                              ---------------------

            SECTION 7.01 Events of Default. An "Event of Default" occurs if:


            (1) the Corporation defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

            (2) the Corporation (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise; or (ii) fails to redeem or purchase any securities when required pursuant to the Indenture or the Securities;

            (3) the Corporation fails to observe or perform any of its covenants or agreements set forth in Sections 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11 or 5.12 (other than the failure to purchase Securities when required under Section 5.05 or Section 5.10) and 6.01 hereof and in the Security Agreement and the Default continues for a period of 30 days after the notice specified below;

            (4) the Corporation fails to receive the Minimum Available Cash Flow during the three-year period ending December 31, 2004;

            (5) the Corporation fails to observe or perform any of its covenants or agreements set forth in the Securities or in this Indenture or the Security Agreement other than the covenants and agreements specified in clause (1), (2) or (3) above and the Default continues for a period of 60 days after the notice specified below;

            (6) a default or event of default (as such term is defined in the instrument or agreement under which any Indebtedness is issued) occurs under any instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Corporation or any Significant Subsidiary (other than Indebtedness of a Restricted Subsidiary incurred pursuant to Section 5.03) and the holders of such Indebtedness have accelerated such Indebtedness or any default occurs in the payment of the principal amount of such Indebtedness at final maturity if the total of all such

    Indebtedness which has been so accelerated and all such Indebtedness which is overdue shall exceed $5,000,000 or its foreign currency equivalent at the time, and there shall have been a failure to obtain rescission or annulment of all such accelerations or to pay in full the amount in default (together with any applicable interest) by the later of the expiration of any applicable grace period or 10 days after the notice specified below;

            (7) any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent at the time is entered against the Corporation or any Significant Subsidiary, remains outstanding for a period of 60 days after the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below;

            (8) the Corporation or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                (A) commences a voluntary case;

                (B) consents to the entry of an order for relief against it in an involuntary case;

                (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                (D) makes a general assignment for the benefit of its creditors;
            or takes any comparable action under any foreign laws relating to insolvency; or

            (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (A) is for relief against the Corporation or any Significant
            Subsidiary in an involuntary case;

                (B) appoints a Custodian of the Corporation or any Significant
            Subsidiary or for any substantial part of its property; or

                (C) orders the winding up or liquidation of the Corporation or any Significant Subsidiary;

or any similar relief is granted under any foreign laws; and the order or decree remains unstayed and in effect for 60 days.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (5), (6) or (7) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Corporation of the Default and the Corporation does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Corporation shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (1), (2), (3), (4), (5), (6) or (7) hereof, its status and what action the Corporation is taking or proposes to take with respect thereto.

            The Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Corporation or any other Person.

            SECTION 7.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 7.01(8) or (9) with respect to the Corporation) occurs and is continuing, the Trustee by notice to the Corporation, or the Holders of at least 25% in principal amount of the Securities by notice to the Corporation and the Trustee may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.01(8) or (9) with respect to the Corporation occurs, the principal of and all accrued interest on the Securities shall ipso facto become immediately due and payable without any declaration or other action on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

            SECTION 7.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture or of the Security Agreement.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 7.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default in the payment of the principal or interest on a Security or (ii) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of the Securityholders affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

            SECTION 7.05 Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 8.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 7.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and, if requested, provide to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, provision of security or indemnity; and

            (5) the Trustee has not received from the Holders of a majority of principal amount of the Securities a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 7.07 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 7.08 Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid and the amounts provided for in Section 8.07.

            SECTION 7.09 Trustee May File Proofs of Claim. Subject to Section 7.05, the Trustee may file such proofs of claim and other papers or documents and take other action including participating as a member (voting or otherwise) of any committee of creditors appointed in the matter as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.07.

            SECTION 7.10 Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            FIRST:  to the Trustee for amounts due under Section 8.07;

            SECOND:   to Securityholders for amounts due and unpaid on the
            Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD:  to the Corporation.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Corporation shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 7.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 7.12 Waiver of Stay or Extension Laws. The Corporation (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Corporation (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law; and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 8

                                     Trustee
                                     -------

            SECTION 8.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in its exercise as a prudent person would exercise or use in the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default known to the Trustee:

            (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction in writing received by it pursuant to Section 7.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e), (f) and (h) of this Section
8.01 and Section 8.02.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) The Trustee shall not be deemed to know of any Default (other than those under Sections 7.01 and 7.02) or other fact or circumstances upon the occurrence of which it may be require to take action hereunder unless and until one of its Trust Officers receives written notice of or has actual knowledge thereof.

            (h) No provision of this Indenture or the Security Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risks or liabilities is not reasonably assured to it.

            (i) Every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee shall be subject to the provisions of this Section and to the applicable provisions of the TIA.

            SECTION 8.02 Rights of Trustee. (a) The Trustee may conclusively rely on, and shall be protected from acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall comply with the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers provided that the Trustee's conduct does not constitute negligence or bad faith.

            (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

            SECTION 8.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

            SECTION 8.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Corporation's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Corporation in this Indenture, pursuant to this Indenture or any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 8.05 Notice of Default. If a Default or an Event of Default occurs and is continuing and the Trustee has knowledge of such event, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after the occurrence thereof, unless such Default or Event of Default has been cured. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and as long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 8.06 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee if required by TIA Section 313(a) shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Corporation agrees promptly to notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 8.07 Compensation and Indemnity. The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Corporation shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall promptly notify the Corporation promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Corporation shall not relieve the Corporation of its obligations hereunder. The Corporation shall defend the claim and the Trustee may have separate counsel and the Corporation shall pay the fees and expenses of such counsel. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

            To secure the Corporation's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

            The Corporation's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of an Event of Default specified in subsection 7.01(6) or (7), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 8.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Corporation. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Corporation may remove the Trustee if:

            (1) the Trustee fails to comply with Section 8.10;

            (2) the Trustee is adjudged a bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring trustee) the Corporation shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after receiving such acceptance, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 8.07, the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            SECTION 8.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 8.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(2) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Corporation are outstanding if the requirement for such exclusions set forth in TIA Section 310(b)(1) are met.

            SECTION 8.11 Preferential Collection of Claims Against Corporation. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE 9

                     Satisfaction and Discharge of Indenture
                     ---------------------------------------

            SECTION 9.01 Discharge of Liability on Securities; Defeasance. (a) When (i) the Corporation delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.10) for cancellation or
(ii) all outstanding Securities have become due and payable and the Corporation irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities including interest thereon if any (other than Securities replaced pursuant to Section 2.10), and if in either case the Corporation pays all other sums payable hereunder by the Corporation, then this Indenture shall, subject to Sections 9.01(c) and 9.06, cease to be of further effect. Upon satisfaction of the conditions set forth herein and upon the Corporation's request (and at the Corporation's expense), the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Corporation accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Corporation.

            (b) Subject to Sections 9.01(c), 9.02 and 9.06, the Corporation at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections
5.02 through 5.12 and Section 6.01(a)(iii) and the operation of Sections 7.01(3), 7.01(4), 7.01(5), 7.01(6) and 7.01(7)(with respect to Significant
Subsidiaries) ("covenant defeasance option"). The Corporation may exercise its defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Corporation exercises its legal defeasance option, the Securities may not be accelerated because of an Event of Default. If the Corporation exercises its covenant defeasance option, the Securities, may not be accelerated because of an Event of Default specified in Sections 7.01(3), (4),
(5), (6) and (7) (with respect to Significant Subsidiaries) or because of the failure of the Corporation to comply with Section 6.01(a)(iii).

            Before or after a deposit, the Corporation may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 4.

            Upon satisfaction of the conditions set forth herein and upon request of the Corporation, the Trustee shall acknowledge in writing the discharge of those obligations that the Corporation terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Corporation's obligations in Sections 2.03, 2.04, 2.05, 2.08, 2.09, 8.07, 8.08, 9.04, 9.05 and
9.06 shall survive until the Securities have been paid in full. Thereafter the Corporation's obligations in Sections 8.07, 9.04 and 9.05 shall survive.

            SECTION 9.02 Conditions to Defeasance. The Corporation may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Corporation irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Corporation delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123 day period no Event of Default specified in Section 7.01(7) or (8) (without giving effect to the period of time referred to therein) occurs which is continuing at the end of the period;

            (4) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto and is not prohibited by Article 12;

            (5) the Corporation delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment Corporation under the Investment Corporation Act of 1940;

            (6) In the case of the legal defeasance option, the Corporation shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Corporation has received from, or there has been published by, the Internal revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Security holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Corporation shall have delivered to the Trustee an opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Corporation delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 9 have been complied with.

            SECTION 9.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section
9.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 12.

            SECTION 9.04 Repayment to Corporation. The Trustee and the Paying Agent shall promptly turn over to the Corporation upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Corporation upon request any money held by them for the payment of principal or interest that remains unclaimed for two years and, thereafter, Securityholders entitled to the money must look to the Corporation for payment as general creditors.

            SECTION 9.05 Indemnity for Government Obligations. The Corporation shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 9.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 9; provided, however, that if the Corporation has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 10

                       Amendments, Supplements and Waivers
                       -----------------------------------

            SECTION 10.01 Without Consent of Holders. The Corporation and the Trustee may amend or supplement this Indenture or the Securities or the Security Agreement without notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 6;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (4) to add to the covenants of the Corporation for the benefit of the Holders or to surrender any right or power herein conferred upon the Corporation;

            (5) to comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA; or

            (6) to make any change that does not materially adversely affect the legal rights of any Securityholder under this Indenture.

            Upon the Corporation's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the documents described in Section 10.06 hereof, the Trustee shall join with the Corporation in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

            SECTION 10.02 With Consent of Holders. The Corporation may amend or supplement this Indenture or the Securities or the Security Agreement without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. The Holders of a majority in principal amount of the Securities may waive any past default or compliance by the Corporation with any provision of this Indenture or the Securities or the Security Agreement without notice to any Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.04, may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal of or extend the fixed maturity of any Security;

            (4) reduce the premium payable upon the redemption of any Security or change the time whereby any Security may be redeemed in accordance with
    Article 4;

            (5) make any Security payable in money other than that stated in the Security;

            (6) make any change in Section 7.04 or 7.07 or this Section; or

            (7) waive any Default in the payment of principal of or interest on any Security.

            Upon the Corporation's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 10.06 hereof, the Trustee shall join with the Corporation in the execution of any amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

            It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, the Corporation shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment otherwise validly adopted under this Section 10.02.

            SECTION 10.03 Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 10.04 Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with Section 10.01 or 10.02, it shall bind every Securityholder.

            The Corporation may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 10.05 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the

Corporation or the Trustee so determines, the Corporation in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

            SECTION 10.06 Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive an indemnity satisfactory to it and to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

            SECTION 10.07 Payment for Consent. Neither the Corporation nor any Affiliate of the Corporation shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 11

                            Concerning the Collateral
                            -------------------------

            SECTION 11.01 Security Agreement. To secure the due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on a payment date, at maturity, by acceleration or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Corporation to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, the Corporation has simultaneously with the execution of this Indenture granted a security interest to the Trustee, as Collateral Agent, of its right, title and interest in and to the Collateral pursuant to the Security Agreement in the manner and to the extent therein provided. The Trustee is hereby authorized ands directed to execute and deliver such Security Agreement in the form presented to it. Each Holder, by accepting a Security, authorizes the Trustee to enter into and perform the Security Agreement, and agrees to all of the terms and provisions of the Security Agreement, as the same may be in effect or may be amended from time to time pursuant to its terms and the terms hereof. The Corporation will execute, acknowledge and deliver to the Trustee, as the Collateral Agent, such further assignments, transfers, assurances or other instruments as the Trustee may require or request, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee, as the Collateral Agent, including the furnishing of an Opinion of Counsel, to assure and confirm to the Trustee, as the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Agreement, or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed.

            SECTION 11.02 Payment of Expenses. On demand of the Trustee, the Corporation forthwith shall pay or satisfactorily provide for payment of reasonable compensation, reimbursement of expenses and indemnification of the Trustee as Collateral Agent, and all such sums shall be a lien upon the Collateral and shall be secured thereby.

            SECTION 11.03 Opinions as to Recording, etc. If this Indenture is being qualified under the TIA:

            (a) the Corporation shall furnish to the Trustee, promptly after the execution of this Indenture on the Security Agreement, an Opinion of Counsel either stating that in the opinion of such Counsel the actions necessary to be taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments to make effective the lien intended to be created by the Security Agreement have been taken, and reciting the details thereof, or stating that no such action is necessary to make such lien effective; and

            (b) the Corporation shall furnish to the Trustee within one hundred twenty (20) days after January 1 in each year, beginning with January 1, 2003, an Opinion of Counsel, dated such date, either (i) stating that in the opinion of such Counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering or re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the lien under the Security Agreement, and reciting the details thereof, or (ii) stating that no such action is necessary to maintain such lien.

            SECTION 11.04 Authorization of Actions to be Taken by the Trustee Under the Security Agreement. The Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate to (a) enforce any of the terms of the Security Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Corporation hereunder. Subject to the provisions of this Indenture and the Security Agreement the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to reserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

            SECTION 11.05 Authorization of Receipt of Funds by the Trustee under the Security Agreement. The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                                   ARTICLE 12

                                  Subordination
                                  -------------

            SECTION 12.01 Agreement to Subordinate. The Corporation agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the prior payment in full of the Senior Discount Notes, and that the subordination is for the benefit of the holders of the Senior Discount Notes.

            SECTION 12.02 Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Corporation in a liquidation, dissolution or winding up of the Corporation or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Corporation or its property:

            (1) holders of the Senior Discount Notes shall be entitled to receive cash payment in full of the principal of, interest on and all other obligations due in respect of the Senior Discount Notes (including, to the extent permitted by applicable law, interest on or after the commencement of a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Corporation or its property, whether or not representing an allowed claim in such proceeding) before the Securityholders shall be entitled to receive any payments of principal of or premium, if any, or interest on or other obligations due in respect of the Securities; and

            (2) until the principal of, interest on and all other obligations due in respect of the Senior Discount Notes have been paid in full in cash, any distribution of cash, securities or other property to which Securityholders would be entitled but for this Article shall be made to the holders of the Senior Discount Notes as their interests may appear.

            SECTION 12.03 Corporation Not to Make Payments With Respect to Securities While Senior Discount Notes are Outstanding. The principal of, interest on and all other obligations due in respect of the Senior Discount Notes shall first be paid in full in cash, before any payment (including any payment as a result of any acceleration of the Securities) is made on account of the principal of or premium, if any, or interest on, or other obligations due in respect of the Securities or on account of the purchase, redemption, defeasance or other acquisition in respect of any of the Securities.

            SECTION 12.04 Subordination of Security Interest. The security interest in the Collateral granted to the Trustee for the benefit of the Securityholders as security for the payment of the Securities shall be, in all respects, subject, junior and subordinate to the security interest in the Collateral granted to holders of the Senior Discount Notes or to any agent acting on behalf of the holders of the Senior Discount Notes, notwithstanding anything to the contrary contained in any agreement or filing to which the Trustee or any Securityholder may now or hereafter be a party, and irrespective of the time, order or method of attachment or perfection of any financing statements or other security interests or any defect or deficiency or alleged defect or deficiency in any of the foregoing. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral, after satisfaction of the expenses of the collection of such Collateral and the enforcement of the rights of the holders of the Senior Discount Notes in such

Collateral, shall be applied to the payment in fall in cash of the principal of, interest on and all other obligations due in respect of the Senior Discount Notes before the Securityholders shall be entitled to receive any portion of such proceeds in respect of the Securities. The security interest priorities provided in this Article shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Senior Discount Notes or the Securities, nor by any action or inaction which the holders of the Senior Discount Notes, any agent acting on behalf of the holders of the Senior Discount Notes, the Trustee or any Securityholder may take or fail to take in respect of the Collateral. The Trustee (for itself and on behalf of the Securityholders) agrees that it will not contest the validity, perfection, priority or enforceability of the security interests in the Collateral of the holders of the Senior Discount Notes or of any agent acting on behalf of the holders of the Senior Discount Notes, or the respective priorities of the security interests securing the Senior Discount Notes and the Securities set forth in this Article, or the validity or reasonableness of any act or omission by the holders of the Senior Discount Notes or by any agent acting on behalf of the Senior Discount Notes, including, without limitation, the timing, method, or manner of collecting or otherwise realizing upon the Collateral. As between the holders of the Senior Discount Notes and the Securityholders, the terms of this Article shall govern even if part or all of the Senior Discount Notes or the security interests securing payment and performance thereof are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

            SECTION 12.05 Acceleration of Securities. If payment of the Securities is accelerated because of an Event of Default, the Corporation shall promptly notify holders of the Senior Discount Notes of the acceleration.

            SECTION 12.06 When Distribution Must Be Paid Over. If a distribution is made to Securityholders that, because of this Article, should not have been made to them, the Securityholders who receive the distribution shall hold the same in trust for the holders of the Senior Discount Notes and shall pay it over to the holders of the Senior Discount Notes as their interests may appear.

            SECTION 12.07 Notice by Corporation. The Corporation shall promptly notify the Trustee and the Paying Agent of any facts known to the Corporation that would cause a payment of principal of or premium, if any, or interest on the Securities to violate this Article.

            SECTION 12.08 Subrogation. After the principal of, interest on and all other obligations due in respect of the Senior Discount Notes has been paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of the Senior Discount Notes to receive distributions applicable to the Senior Discount Notes to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of the Senior Discount Notes. A distribution made under this Article to holders of the Senior Discount Notes which otherwise would have been made to Securityholders is not, as between the Corporation and Securityholders, a payment by the Corporation on the Senior Discount Notes.

            SECTION 12.09 Relative Rights. This Article defines the relative rights of Securityholders and holders of the Senior Discount Notes. Nothing in this Indenture shall:

            (1) impair, as between the Corporation and Securityholders, the obligation of the Corporation, which is absolute and unconditional, to pay principal of and premium, if any, and interest on the Securities in accordance with their terms;

            (2) affect the relative rights of Securityholders and creditors of the Corporation, other than holders of the Senior Discount Notes; or

            (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of the Senior Discount Notes to receive distributions otherwise payable to Securityholders.

If the Corporation fails because of this Article to pay principal of or premium, if any, or interest on a Security on the due date, such failure shall nevertheless be deemed a Default.

            SECTION 12.10 Subordination May Not Be Impaired by Corporation. No right of any holder of the Senior Discount Notes, or any agent acting on behalf of the Senior Discount Notes, to enforce the subordination of the indebtedness evidenced by the Securities or the subordination of the security interest securing the Securities, shall be impaired by any act or failure to act by the Corporation or by its failure to comply with the terms of this Indenture.

            SECTION 12.11 Effectuation of Subordination by Trustee. Each Securityholder, by acceptance of a Security, authorizes and directs the Trustee on behalf of such Securityholder to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee attorney-in-fact for such Securityholder for any and all such purposes.

                                   ARTICLE 13

                                  Miscellaneous
                                  -------------

            SECTION 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 13.02 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

            if to the Corporation:

                  Ampex Corporation
                  135 East 57th Street
                  New York, New York  10022

            if to the Trustee:

                  State Street Bank & Trust Company
                  2 Avenue de Lafayette - 6th Floor
                  Boston, Massachusetts 02111-1724

                  Attention:  Corporate Trust Administration
                  Re:  Ampex 12% Senior Secured Notes due 2008
                  Telephone:  (617) 662-1686
                  Telecopier:  (617) 662-1467

            The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Corporation to the Trustee to take any action or refrain from taking any action under this Indenture, the Corporation shall furnish to the Trustee upon the Trustee's request:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

            SECTION 13.06 When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation shall be disregarded and deemed not to be outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, or in the Commonwealth of Massachusetts. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09 Governing Law. The laws of the State of New York shall govern this Indenture and the Securities without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION 13.10 No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Corporation shall have any liability for any obligations of the Corporation under the Securities or this Indenture or for any claim based on, or in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability.

            SECTION 13.11 Successors. All agreements of the Corporation in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 13.12 Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                  AMPEX CORPORATION,

                                  By:__________________________
                                     Title:

                                  STATE STREET BANK & TRUST COMPANY, as Trustee

                                  By:__________________________
                                     Title:

                                                                       EXHIBIT A

                       [RESTRICTIVE LEGENDS IF APPLICABLE]

                                                                 CUSIP NO.  ____
                           [FORM OF FACE OF SECURITY]

            No.
            $
                                AMPEX CORPORATION

                        12% Senior Secured Note Due 2008


            Ampex Corporation, a Delaware corporation, promises to pay to _____________, or registered assigns, the principal sum of ____________________ Dollars on August 15, 2008.

            Payment Dates: February 15 and August 15, commencing August 15,
2002.

            Record Dates: February 1 and August 1, commencing August 1, 2002.

            Additional provisions of this Security are set forth on the following pages of this Security.

Dated:

                                  AMPEX CORPORATION,

                                       By:__________________________
                                           President

                                          __________________________
                                          Assistant Secretary

TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

Dated:                                                                 [SEAL]

STATE STREET BANK & TRUST COMPANY,
 as Trustee, certifies that this is
 one of the Securities referred to
 in the Indenture.

  by  ___________________________________
      Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]


                        12% Senior Secured Note Due 2008



            Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture dated as of [February __], 2002 between Ampex Corporation, a Delaware corporation (the "Corporation"), and State Street Bank & Trust Company, a Massachusetts trust company, as trustee ("Trustee"), as amended from time to time in accordance with its terms (the "Indenture"), to which Indenture reference is hereby made for a statement of respective rights, limitations of rights, duties, obligations and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

1.    Interest
      --------

            The Corporation promises to pay interest on the principal amount of this Security at the rate per annum shown above solely out of Available Cash Flow for the six-month period ending December 31 or June 30 of each year next preceding the applicable payment date. If with respect to any payment date, the Available Cash Flow would be insufficient to make such payment in cash, the Corporation shall issue additional Securities in an aggregate amount equal to the amount of the interest otherwise payable on such payment date in accordance with Section 2.14 of the Indenture; provided, however, that, payment of accrued and unpaid interest on the Securities at the stated maturity or upon acceleration shall be due and payable in cash only. Additional Securities shall be governed by, and entitled to the benefits of, the Indenture. The Corporation will pay interest to Holders of record at the close of business on the February 1st and August 1st immediately preceding the payment date on February 15 and August 15 of each year, commencing August 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Mandatory Prepayment
      --------------------

            In addition to interest payments as set forth in paragraph 1 above, the Securities are subject to mandatory prepayment payable out of Available Cash Flow under the circumstances set forth in Section 3.03 of the Indenture.

3.    Method of Payment
      -----------------

            The Corporation will pay interest on the Securities (except defaulted interest) or make mandatory prepayment, as the case may be, to the persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the payment date even if Securities are canceled after the record date and on or before the payment date. Holders must surrender Securities to a Paying Agent to collect amounts due upon final maturity of the Securities. The Corporation will pay principal and interest in (other than interest payable in additional Securities as provided above) money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address. At its option, the Corporation may pay principal and interest by wire transfer to an account designated in writing by the Holder.

4.    Paying Agent and Registrar
      --------------------------

            Initially, Trustee will act as Paying Agent and Registrar. The Corporation may appoint and change any Paying Agent, Registrar or co-registrar without prior notice to any holder, but will promptly notify the Trustee of any change. The Corporation or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

5.    Indenture
      ---------

            The Corporation issued the Securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general obligations of the Corporation limited to $50,000,000 aggregate principal amount (subject to Section 2.11 of the Indenture) plus additional Securities issuable in payment of interest as provided hereunder. The Indenture imposes certain limitations on the payment of dividends and other distributions by the Corporation and certain of its Subsidiaries, the sale or transfer of assets, the sale or transfer of shares of stock of certain of its Subsidiaries, the incurrence of debt by the Corporation and certain of its Subsidiaries and transactions with affiliates.

6.    Subordination
      -------------

            The Securities are subordinated to the prior payment in full of certain Senior Discount Notes as provided in Article 12 of the Indenture.

7.    Optional Redemption
      -------------------

            Subject to the prior payment of the Senior Discount Notes, the Corporation may redeem the Securities at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest to the redemption date.

8.    Notice of Redemption
      --------------------

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price and accrued interest on all Securities to be redeemed on the redemption date is deposited with the Paying Agent prior to the redemption date, on and after such date interest ceases to accrue on such Securities or portions of them.

Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

9.    Security
      --------

            The Securities are secured by a lien on the Collateral (subject to the rights of the holders of the Senior Discount Notes granted pursuant to a Senior Security Agreement) pursuant to a Security Agreement described in the Indenture.

10.   Denominations; Transfer; Exchange
      ---------------------------------

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or before an payment date.

11.   Persons Deemed Owners
      ---------------------

            The registered holder of this Security may be treated as the owner of it for all purposes.

12.   Unclaimed Money
      ---------------

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Corporation at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Corporation (unless abandoned property law designates another person) and not to the Trustee for payment.

13.   Satisfaction and Discharge of Indenture
      ---------------------------------------

            On the terms and subject to certain conditions specified in the Indenture, the Corporation will be discharged from the Indenture and the Securities (other than certain specified provisions) or will be discharged from certain covenants under the Indenture and the Securities upon deposit with the Trustee of moneys or U.S. Government Obligations sufficient to pay at maturity or upon redemption all Securities not previously delivered to the Trustee for cancellation, including principal and accrued interest and all other sums then payable by the Corporation under the Indenture.

14.   Amendment, Supplement, Waiver
      -----------------------------

            Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities, and (ii) any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions, without the consent of any Securityholder, the Corporation and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 6 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder.

15.   Defaults and Remedies
      ---------------------

            Each of the following is an Event of Default: default for 30 days in payment of any interest on the Securities; default in payment of any principal of the Securities when the same becomes due and payable at stated maturity, upon redemption, upon declaration or otherwise; failure by the Corporation for 30 days after notice to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% aggregate principal amount of the Securities to comply with certain covenants and agreements in the Indenture relating to the payment of dividends and other distributions by the Corporation and Subsidiaries, the sale or transfer of assets, the incurrence of debt by the Corporation and Subsidiaries, transactions with affiliates and certain mergers, consolidations and transfers of assets; failure by the Corporation for 60 days after notice to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% aggregate in principal amount of the Securities to comply with certain other covenants and agreements in the Indenture and the Securities; failure of the Corporation to receive the Minimum Available Cash Flow; certain payment defaults with respect to other indebtedness of the Corporation or certain of its Subsidiaries, or other defaults resulting in the acceleration of such other indebtedness, where the aggregate of such indebtedness exceeds $5,000,000; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the Securities may declare the principal of and accrued interest on all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16.   Trustee Dealings with the Corporation
      -------------------------------------

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Corporation or its affiliates and may otherwise deal with the Corporation or its affiliates with the same rights it would have if it were not Trustee.

17.   No Recourse Against Others
      --------------------------

            A director, officer, employee or stockholder, as such, of the Corporation and the Trustee shall not have any liability for any obligations of the Corporation under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.   Authentication
      --------------

            This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the other side of this Security.

19.   Abbreviations
      -------------

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.   CUSIP Numbers
      -------------

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Corporation has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Security holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Corporation will furnish to any Securityholder upon written request and without charge to such Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Ampex Corporation, 135 East 57th Street, New York, New York 10022, Attention of Vice President.

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you wish to have this Note purchased by the Corporation pursuant to Section 5.05 or 5.10 of the Indenture, check the Box: { }

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 5.06 or 5.11 of the Indenture, state the amount:

                                       $_______________

Dated:  ____________              Your Signed:______________________________
                                        (Sign exactly as name appears on the
                                        other side of this Security)

Dated:  ____________              By: _____________________________________
                                      NOTICE:     To be signed by an executive
                                                  officer

NOTICE:     Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

             _______________________________________________________
                  (insert assignee's soc. sec. or tax I.D. no.)

             _______________________________________________________
              (Print or type assignee's name, address and zip code)



and irrevocably appoint____________________________________________ agent to transfer this Security on the books of the Corporation. The agent may substitute another to act for him.


Dated:  ____________              Signature(s):


                                  ________________________________________
                                  (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:___________________

                                                                       EXHIBIT B
                                                                       ---------


                          COLLATERAL SECURITY AGREEMENT


      COLLATERAL SECURITY AGREEMENT (this "Security Agreement") dated as of February [__], 2002, by and between AMPEX CORPORATION, a Delaware corporation (the "Corporation"), and State Street Bank and Trust Company, as trustee under the Indenture referred to below (herein together with its successors in trust and assigns, the "Trustee").

      The Corporation and the Trustee have contemporaneously herewith entered into an indenture of even date (the "Indenture"), pursuant to which the Corporation and the Trustee have respectively issued and authenticated 12% Senior Secured Notes due 2008 (the "Securities"). Pursuant to the terms of the Indenture and in order to secure the payment of the Securities and the performance of all other obligations of the Corporation under the Indenture, the Securities and this Security Agreement (collectively, "Obligations"), the Corporation has agreed to grant a security interest in the Collateral more fully described below, to the Trustee on behalf of itself and for the equal and ratable benefit of the holders of the Securities ("Holders").

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation hereby covenants and agrees with the Trustee, for the benefit of the Trustee and the Holders, as follows:

      1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings given to them in Schedule 1 hereto, in the Indenture and in the UCC (defined below).

      2.       GRANT OF SECURITY INTEREST.

               (a) The Corporation hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a continuing security interest in and lien on the Collateral (as defined in Schedule 1 hereto), subject to the Senior Security Interest.

               (b) The Corporation covenants and agrees that if, at any time before the Obligations have been paid in full, the Corporation shall enter into any license agreement or agreements providing for payment of any royalties or licensing fees for the licensing by the Corporation to any third party of any patents now or hereafter owned by the Corporation, then (i) the Corporation shall give the Trustee prompt written notice thereof; (ii) Schedule 2 hereto shall be amended to include such license agreements as "License Agreements" hereunder; and (iii) the Corporation shall execute and deliver to the Trustee such additional instruments and documents, including UCC-1 financing statements, as are necessary or appropriate or as the Trustee may reasonably request to evidence its interest in the Collateral attributable to such License Agreements.

      3. SUBORDINATION OF SECURITY INTEREST. The security interest in the Collateral granted to the Trustee for the benefit of the Holders shall be, in all respects, subject, junior and subordinate to the Senior Security Interest, notwithstanding anything to the contrary contained in any agreement or filing to which the Trustee or any Holder may now or hereafter be a party, and irrespective of the time, order or method of attachment or perfection of any financing statements or other security interests or any defect or deficiency or alleged defect or deficiency in any of the foregoing. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral, after satisfaction of the expenses of the collection of such Collateral and the enforcement of the rights of the holders of the Senior Security Interest in such Collateral, shall be applied to the payment in full in cash of the principal of, interest on and all other obligations due in respect of the Senior Discount Notes before the Holders shall be entitled to receive any portion of such proceeds in respect of the Securities. The security interest priorities provided in this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Senior Discount Notes or the Securities, nor by any action or inaction which the holders of the Senior Discount Notes, any agent acting on behalf of the holders of the Senior Discount Notes, the Trustee or any Holder may take or fail to take in respect of the Collateral. The Trustee agrees that it will not (either for itself or on behalf of the Holders) contest the validity, perfection, priority or enforceability of the Senior Security Interest, or the respective priorities of the security interests securing the Senior Discount Notes and the Securities set forth herein, or the validity or reasonableness of any act or omission by the holders of the Senior Discount Notes or by any agent acting on behalf of the Senior Discount Notes, including, without limitation, the timing, method, or manner of collecting or otherwise realizing upon the Collateral. As between the holders of the Senior Discount Notes and the Holders, the terms of this Agreement shall govern even if part or all of the Senior Discount Notes or the Senior Security Interest are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

      4. RIGHTS TO PAYMENTS, ETC. So long as no Event of Default has occurred and is continuing hereunder, the Corporation shall be entitled to receive and hold the Collateral, including without limitation, all Collateral Revenues, and to exercise any and all rights with respect to the Collateral, subject, however, to its obligations under this Security Agreement and the Indenture. If the Trustee receives any such Collateral or Collateral Revenues prior to an Event of Default, it shall promptly pay and deliver the same to the Corporation upon written request from the Corporation to do so. Prior to an Event of Default, neither the Trustee nor any Holder of the Securities shall contact any of the licensees under the License Agreements.

      5. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Corporation hereby represents, warrants and covenants to the Trustee as follows, except that with respect to the following representations, warranties and covenants, each of the Corporation and the Trustee hereby acknowledges that the License Agreements with Hitachi, Ltd. and Toshiba prohibit the assignment by the Corporation of its rights thereunder:

      5.1 Power and Authority. The Corporation has full corporate power, authority and the legal right to grant to the Trustee the security interest in the Collateral granted hereunder; and to execute, deliver and perform its obligations hereunder. This Security Agreement has been duly and validly executed and delivered by the Corporation, and constitutes the Corporation's legal, valid and binding obligation, enforceable against the Corporation in accordance with its terms.

      5.2 Title to Collateral. The Corporation has and will maintain good and marketable title to the Collateral, free and clear of all liens, claims, encumbrances or rights of others (other than the security interest granted to the Trustee hereunder and the Senior Security Interest). Except for the Senior Security Interest and the UCC-1 financing statements as filed with the Secretary of State of the States of California and Delaware on November 8, 2000 in connection therewith, there is no financing statement (or similar statement, agreement, pledge, mortgage, notice or registration), lien (including any federal or state tax lien), suit (including any action, proceeding, or other litigation pending, or to the Corporation's knowledge, threatened) or judgment (including any award, injunction, order) filed with, registered, indexed or recorded in any public office, court, arbitration panel, administrative agency or regulatory authority, directly or indirectly, naming or encumbering or covering or involving any of the Collateral. Each of the License Agreements is genuine and in all respects what it reports to be and, to the Corporation's knowledge, represents the genuine, valid and binding obligations of each licensee thereunder, evidences true and undisputed obligations enforceable in accordance with its terms, and is in compliance and conforms with all applicable federal, state and local laws and applicable laws of any jurisdiction outside of the United States in effect on the date hereof.

      5.3 Perfected Security Interest. The execution and delivery of this Security Agreement and the grant by the Corporation of a security interest in the Collateral hereunder creates a valid security interest in the Collateral, subject to the Senior Security Interest, which has attached and is enforceable and which, upon filing of the Financing Statements with the Secretary of State of the State of Delaware (which is the only jurisdiction in which Financing Statements are required to be filed), will be perfected and subject to no prior or equal security interest, other than the Senior Security Interest.

      5.4 Maintenance of the Collateral. The Corporation shall keep and maintain the Collateral, shall duly and timely fulfill and perform all obligations on its part to be fulfilled or performed under or in connection with the License Agreements, and shall not take any action or omit to take any action that could reasonably be expected to impair its rights thereunder. The Corporation shall use its best efforts to collect or cause to be collected from the licensees named in each License Agreement, as and when due, any and all amounts owing under or on account of such License Agreement (including, without limitation, any payments thereunder which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures), and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance payable under such License Agreement. Except as contemplated hereby, and except for the Senior Security Interest, the Corporation shall not, without the Trustee's written consent, sell, assign, lease, transfer, hypothecate, mortgage, incur, permit or suffer to exist a lien upon, or otherwise dispose of any of the Collateral, and nothing in this Security Agreement shall be deemed a consent by the Trustee to any such action except as expressly permitted herein. The Corporation shall maintain the security interest created by the Corporation under this Security Agreement, subject to the Senior Security Interest, and will defend the Collateral against and take such other action as is necessary to remove any other lien on the Collateral except as permitted hereunder.

      5.5 Chief Executive Office; Records. The Corporation is incorporated in the State of Delaware and shall not change its state of incorporation without the prior written consent of the Trustee. The Corporation's chief executive office is located at 1228 Douglas Street, Redwood City, California, and the Corporation shall give Trustee the prompt written notice of any change in the address of such office. The Corporation shall keep and maintain at its chief executive office, at its own cost and expense, to the reasonable satisfaction of the Trustee, complete and accurate records relating to the License Agreements, including, but not limited to, records of all payments received and all credits granted thereon, and all other dealings in connection therewith. The Corporation shall make all such records available or deliver to the Trustee or its representatives, from time to time, both promptly following the Trustee's request and immediately following an Event of Default, all at the Corporation's own cost and expense. If the Trustee shall so request (but subject to the Senior Security Interest), upon an Event of Default the Corporation shall promptly (i) legend, register and record, in form and substance satisfactory to the Trustee, the License Agreements and other books, records and documents evidencing or pertaining thereto, with an appropriate reference to the interest of the Trustee therein and (ii) notify the licensee with respect thereto to make payments directly to the Trustee.

      5.6 No Violation of Law; Indemnity. The Corporation has not and shall not acquire, obtain, hold, possess, maintain, use, sell, transfer, grant, pledge, or dispose (for purposes of this section, collectively "the Corporation's use") of any of the Collateral in violation of any statute, law, rule, ordinance, regulation, policy, procedure, injunction, award, decree, judgment, contract, agreement, understanding, or right or interest of any other Person (for purposes of this section collectively "violation"), and to the Corporation's knowledge no such violation has been made by any other Person and no basis for a claim of any such violation exists. The Corporation shall indemnify and hold the Trustee harmless from and against any such violation or claim of violation, or any other loss, liability, damage, cost or expense whatsoever arising out of or in connection with the Corporation's use of any of the Collateral.

      5.7 License Agreements. Schedule 2 hereto lists each License Agreement in effect as of the date hereof pursuant to which the Corporation received during 2001, or expects to receive during 2002, any patent royalties, license fees or similar payments.

      6. EVENTS OF DEFAULT. The occurrence of any "Event of Default" under the Securities or the Indenture shall constitute an "Event of Default" hereunder.

      7.       REMEDIES.

      7.1 Cumulative Rights and Remedies. Upon the occurrence of an Event of Default, the Trustee shall have the rights, powers and remedies (i) granted to secured parties under the UCC or other applicable Uniform Commercial Code;
(ii) granted to the Trustee under any other applicable statute, law, rule or regulation; and (iii) granted to the Trustee under this Security Agreement (including without limitation the right to cause the registration of this Security Agreement with the United States Patent and Trademark Office), the Securities, the Indenture, or any other agreement between the Corporation and the Trustee. In addition, all such rights, powers and remedies shall be cumulative and not alternative. Any single or partial exercise of, or forbearance, failure or delay in exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof; and every right power and remedy of the Trustee shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by the Trustee.

      7.2 Additional Rights of the Trustee. Without limiting the provisions of Section 7.1 hereof, upon an Event of Default, the Trustee may, from time to time, in its discretion, and without the Corporation's assent, without advertisements or notices of any kind (except for the notice specified in Section 7.4 below regarding notice required in connection with a public or private sale), or demand for performance or other demand, or obligation or liability (except to account for amounts actually received) to the Corporation or any other Person (all such advertisements, notices and demands, obligation and liabilities, if any, hereby being expressly waived and discharged to the extent permitted by law), forthwith and subject to all applicable laws and regulations, enter any premises, with or without the assistance of other persons or legal process, require the Corporation to account for (including accounting for any products and proceeds of any Collateral), segregate, assemble, make available and deliver to the Trustee or its representatives, take possession of, collect, transfer and receive, recover, appropriate, foreclose, extend payment of, adjust, compromise, settle, release any claims included in, and do all other acts or things necessary or, in the Trustee's judgment appropriate, to protect, maintain, preserve and realize upon the Collateral and any products and proceeds thereof, in whole or in part, exercise all rights, powers and interests with respect to any and all Collateral, and sell, assign, license, pledge, transfer, negotiate (including, without limitation, endorse checks, drafts, orders, or instruments), deliver or otherwise dispose (by contract, option(s) or otherwise) the Collateral or any part thereof. Any such disposition may be in one or more public or private sales, at such price, for cash or credit (or for future delivery without credit risk) and upon such other terms and conditions, and at such locations, as it deems appropriate, with the right of the Trustee (to the extent permitted by law upon any such sale or sales, public or private) to purchase the whole or any part of said Collateral, free of any right, claim or equity of redemption (such rights, claims and equity of redemption, if any, hereby being expressly waived). Notwithstanding that the Trustee, whether in its own behalf or on behalf of another or others, may continue to hold the Collateral, and regardless of the value thereof, or may delay or fail to dispose thereof, unless and then only to the extent that the Trustee proposes to retain the Collateral in satisfaction of the Obligations by written notice in accordance with the UCC, the Corporation shall be and remain liable for the payment in full of any balance of the Obligations at any time unpaid.

      7.3 Application of Proceeds. The Trustee may apply the net proceeds, if any, of any collection, receipt, recovery, appropriation, foreclosure or realization, or from any sale, assignment, license, pledge, transfer, delivery or disposition, after deducting all costs and expenses (including reasonable attorneys' fees, court costs and legal expenses) incurred therein or with respect to the care, safekeeping, custody, maintenance, protection, administration or otherwise of any and all of Collateral or in any way relating to the rights of the Trustee under this Security Agreement: (i) first, to the satisfaction of the Obligations, in whole or in part, in such order as the Trustee may, in its discretion, elect; (ii) second, to the payment, satisfaction or discharge of any other indebtedness or obligation of the Corporation as required by any law, rule or regulation; and (iii) lastly, the surplus, if any, to the Corporation.

      7.4 Required Notice of Sale. In exercising its rights, powers and remedies as the Trustee, the Trustee agrees to give the Corporation ten (10) days' notice of the time and place of any public sale of Collateral or of the time after which any private sale of Collateral may take place, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Corporation agrees that such period and notice is commercially reasonable under the circumstances.

      7.5 Waivers. The Trustee may waive an existing Event of Default and its consequences on the terms and conditions described in the Indenture. In addition, any such Event of Default may be waived directly by the Holders so empowered to act under the Indenture. Upon any such waiver, any Event of Default shall be deemed to have been cured for purposes of this Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto. In the event any provision contained in this Agreement shall be breached by the Corporation and thereafter duly waived by the Trustee on behalf and at the request of the Holders or directly by the Holders so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

      8. RIGHTS AND DUTIES WITH RESPECT TO COLLATERAL. The Trustee shall be under no duty to collect or protect the Collateral or to preserve rights pertaining thereto, beyond the exercise of reasonable care to assure the safe custody of the Collateral while in its possession, and shall be relieved of all further responsibility for the Collateral upon surrendering it to the Corporation. Without limiting the generality of the foregoing, the Trustee shall have no obligation to preserve any rights against prior parties or, except as expressly provided herein, to exercise any right or perform any obligation in connection with the Collateral. The Trustee shall hold the Collateral while in its possession for the benefit of itself and the Holders in accordance with and subject to the provisions of the Indenture.

      9. POWER OF ATTORNEY. The Corporation hereby irrevocably constitutes and appoints the Trustee or any officer or agent thereof, with full power of substitution, as the Corporation's true and lawful attorney-in-fact with full irrevocable power and authority in the Corporation's place and stead and in the Corporation's name or in its own name, upon an Event of Default and from time to time thereafter in the Trustee's discretion, to take any and all action, to do any and all things, including without limitation, to execute, endorse, deliver and file any and all writings, documents, instruments, notices, statements (including, without limitation, financing statements), applications and registrations (including, without limitation, registrations with the United States Patent and Trademark Office), checks, drafts, acceptances, money orders, or other evidence of payment or proceeds, which may be or become necessary or desirable in the sole discretion of the Trustee to accomplish the terms, purposes and intent of this Security Agreement. Said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, unless and then only to the extent that the same constitutes its gross negligence or willful misconduct. This power is coupled with an interest and is irrevocable.

      10. INDEMNIFICATION. The Corporation hereby indemnifies, saves and holds harmless the Trustee from and against all expenses, costs, liabilities, losses or damages, including, without limitation, reasonable attorney's fees and expenses, suffered or incurred by the Trustee arising out of or in connection with this Security Agreement or the transactions contemplated hereby. Without limiting the foregoing, the Corporation will pay to the Trustee all expenses (including reasonable attorney's fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Obligations, or any actual or attempted sale, assignment, license or other disposition of, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof in accordance with the terms of this Security Agreement, and for the care of the Collateral and defending or asserting the rights and claims of the Trustee in respect thereof, by litigation or otherwise, including expense of insurance, and all such expenses shall be deemed to be included in the Corporation's Obligations.

      11. OBLIGATIONS ABSOLUTE. The Corporation's Obligations shall be absolute, unconditional and irrevocable and shall be paid or satisfied strictly in accordance with their respective terms, including without limitation: (i) the invalidity or unenforceability of all or any or any part of this Security Agreement, the Securities or the Indenture, or any consent, waiver, amendment or modification hereof or thereof; (ii) the existence of any claim, setoff, defense or other right which the Corporation may have at any time against the Trustee or any other Person, whether in connection with this Security Agreement, the Securities or the Indenture, the License Agreements or the transactions contemplated hereby or thereby; or (iii) the loss, theft, damage, destruction or unavailability to the Corporation of the Collateral for any reason whatsoever, it being understood and agreed that the Corporation retains all liability and responsibility with respect to the Collateral.

      12. BINDING AGREEMENT; ASSIGNMENT. This Security Agreement shall bind and inure to the benefit of the parties hereto, their respective, heirs, executors, administrators, successors and permitted assigns. The Corporation may not, in whole or in part, directly or indirectly, assign this Security Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of the Trustee, which consent may be withheld or delayed in the Trustee's sole discretion.

      13. FURTHER ASSURANCES. The Corporation agrees, at any time and from time to time, at the Corporation's sole cost and expense, to obtain, procure, execute and deliver, file and affix such further agreements, bills of sale and assignment, instruments, documents, notices, statements (including financing statements), powers (including stock and bond powers, and powers of attorney), tax stamps and information, and to do or cause to be done all such further acts and things (including the execution, delivery and filing of financing statements on Form UCC-1, payment of filing fees and transfer, gains and recording taxes) as may be required to perfect or maintain the security interest in the Collateral granted to the Trustee hereby, or as the Trustee may reasonably request, from time to time, in its discretion, and to pay all fees, costs and expenses relating thereto. Upon the Corporation's failure to abide by and comply with its obligations under this Section 13, in addition to its other rights and remedies, the Trustee may, in its sole discretion and to the extent it deems necessary, advisable or appropriate, take or cause such action to be taken or thing to be done as required hereby and under the UCC and the costs incurred in connection therewith shall be deemed to be included in the Corporation's Obligations. Without limiting the foregoing, the Corporation authorizes the Trustee, to the extent permitted under the UCC, to execute, file or file without the Corporation's signature any and all financing statements, amendments thereto and continuations thereof as the Trustee deems necessary or appropriate and the Corporation shall pay, indemnify the Trustee for and hold the Trustee harmless from and against any and all costs and expenses in connection therewith.

      14. TERM. This Security Agreement shall commence on the date hereof and shall terminate upon the indefeasible payment and performance in full of all of the Obligations. Upon termination of this Security Agreement, at the request and expense of the Corporation, the Trustee will promptly execute and deliver to the Corporation a proper instrument or instruments (including UCC termination statements on Form UCC-3) acknowledging the satisfaction and termination of this Security Agreement, and will duly assign, transfer and deliver to the Corporation (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Trustee that has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement.

      15.      MISCELLANEOUS.

      15.1 Amendments, Consents, Authorizations. None of the terms or provisions of this Security Agreement may be waived, altered, modified, or amended except with the prior written consent of the Trustee given in accordance with Article 10 of the Indenture. Without limiting the foregoing, no action or omission to act shall be deemed to be a consent, authorization, representation or agreement of any party hereto, under the UCC or otherwise, unless, in each instance, the same is in a specific writing signed by such party and is in accordance with the terms of the Indenture.

      15.2 Notices. All notices under this Security Agreement shall be in writing and shall be deemed effective if made in accordance with and as provided in the Indenture.

      15.3 Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and wholly performed in the State of New York.

      15.4 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE CORPORATION AND THE TRUSTEE HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, CAUSE OF ACTION, COUNTERCLAIM OR OTHER PROCEEDING BASED UPON OR ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT, OR ANY PROVISIONS HEREOF, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      15.5 Severability. If and to the extent that any provision of this Security Agreement shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

      15.6 Captions. The headings, titles and captions used herein are for convenience only and shall not effect the construction of this Security Agreement or any term or provision hereof.

                                  [END OF TEXT]

      IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Security Agreement and as of the date first set forth above.



                                      AMPEX CORPORATION


                                      By:  ___________________________
                                           Name:
                                           Title:

                                      STATE STREET BANK AND TRUST
                                      COMPANY, as Trustee


                                      By:  ____________________________
                                           Name:
                                           Title:

                                   SCHEDULE 1
                                   ----------

                                  DEFINITIONS
                                  -----------


      "Collateral" means all of the right, title and interest now owned or hereafter acquired by the Corporation, as licensor under the License Agreements, including, without limitation, the Corporation's rights to receive all royalties, license fees and other payments thereunder and all accounts receivable arising in connection therewith; and all additions thereto, substitutions therefor and replacements thereof, all royalty and other receivables, income, interest, dividends, distributions and earnings thereon or other monies or revenues derived therefrom ("Collateral Revenues"); and all products and proceeds of the foregoing.

      "Collateral Revenues" has the meaning accorded to such term in the definition of Collateral.

      "Event of Default" has the meaning accorded to such term in section 5 hereof.

      "Financing Statements" means the financing statements on Form UCC-1, covering the security interest in the Collateral granted by the Corporation to the Trustee hereunder.

      "License Agreements" means the patent license agreements (and any and all amendments, modifications and supplements thereto entered into by the Corporation after the date hereof) listed in SCHEDULE 2 hereto, as such SCHEDULE 2 may be amended from time to time in accordance with the terms and conditions of this Security Agreement.

      "Person" means any individual, corporation, partnership, association, firm, or other entity.

      "Senior Security Interest" means the security interest in and lien on the Collateral granted by the Corporation to the Secured Party under the Senior Security Agreement (as defined in the Indenture).

      "UCC" means the Uniform Commercial Code of the State of New York.

                                   SCHEDULE 2
                                   ----------

                            Patent License Agreements
                            -------------------------


1. Consumer VTR License Agreement dated as of July 1, 1994 between the Corporation, as Licensor, and Daewoo Electronics Co., Ltd. ("Daewoo"), a Licensee.

2. License Agreement dated as of September 16, 1995, between the Corporation, as Licensor, and Funai Electric Company Limited ("Funai"), as Licensee.

3. First Amendment to License Agreement dated as of June 16, 2000, between the Corporation, as Licensor, and Funai, as Licensee, as amended on October 1, 2001.

4. Second Amendment to License Agreement dated as of January 1, 2001, between the Corporation, as Licensor, and Funai Electric Company Limited ("Funai"), as Licensee.

5. Consumer Video Recorder License Agreement dated as of April 1, 1996, between the Corporation and Hitachi, Ltd.

6. Computer Data Recorder License Agreement dated as of April 1, 1996 between the Corporation and Hitachi, Ltd.

7. License Agreement dated as of May 1, 1969, between the Corporation and Ampex International S.A.("AISA"), as Licensors, and Matsushita Electric Industrial Co, Ltd. ("Matsushita"), as Licensee, amending (the "1969 License Agreement").

8. Amendment dated as of October 1, 1973, between the Corporation and AISA, as Licensors, and Matsushita, as Licensee, amending the 1969 License Agreement.

9. Memorandum dated as of May 19, 1981, between the Corporation and AISA as Licensors, and Matsushita, as Licensee, the 1969 License Agreement.

10. Amendment to License Agreement dated as of October 16, 1986, between the Corporation and AISA as Licensors, and Matsushita, as Licensee.

11. Memorandum dated as of January 1, 1987 between the Corporation and AISA as Licensors, and Matsushita, as Licensee, supplementing the 1969 License Agreement dated May 1, 1969.

12. Consumer VTR License Agreement dated as of July 1, 1985, between the Corporation and AISA, as Licensors, and Orion Electric Co. Ltd.("Orion"), as Licensee.

13. License Agreement dated as of April 1, 1998, between the Corporation, as Licensor, and Orion, as Licensee.

14. License Agreement dated as of February 21, 1995, between the Corporation, as Licensor, and Sanyo Electric Company, Ltd., as Licensee.

15. Grant of Release and License dated as of January 1, 1995, between the Corporation, as Licensors, and Sharp Corporation, as Licensee.

16. License Agreement dated as of July 1, 1998, between the Corporation, as Licensor, and Shintom Company Ltd. ("Shintom"), as Licensee.

17. Settlement Agreement dated as of March 1, 1999, between the Corporation and AISA, as Licensor, and Sony Corporation ("Sony") as Licensee.

18. Side Letter to License Agreement dated as of January 1, 1991, between the Corporation and AISA, as Licensors, and Sony, as Licensee.

19. License Agreement dated as of April 1, 1986 between the Corporation and AISA, as Licensors, and Sony, as Licensee.

20. License Agreement dated as of July 1, 1997, among the Corporation, on the one hand, and Toshiba Corporation, Toshiba Video Products Pte., Ltd., and Toshiba Consumer Products (UK) Ltd., on the other hand (collectively, "Toshiba").

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE 1      Definitions and Incorporation by Reference.....................1

      SECTION 1.01      Definitions...........................................1

      SECTION 1.02      Other Definitions....................................13

      SECTION 1.03      Incorporation by Reference of Trust Indenture Act....14

      SECTION 1.04      Rules of Construction................................14

ARTICLE 2      The Securities................................................15

      SECTION 2.01      Form and Dating......................................15

      SECTION 2.02      Execution and Authentication.........................15

      SECTION 2.03      Registrar and Paying Agent...........................16

      SECTION 2.04      Paying Agent To Hold Money in Trust..................16

      SECTION 2.05      Securityholder Lists.................................16

      SECTION 2.06      Transfer and Exchange................................17

      SECTION 2.07      Restrictive Legends..................................17

      SECTION 2.08      Book Entry Provisions for Global Securities..........18

      SECTION 2.09      Special Transfer Provisions..........................19

      SECTION 2.10      Replacement Securities...............................20

      SECTION 2.11      Outstanding Securities...............................20

      SECTION 2.12      Temporary Securities.................................21

      SECTION 2.13      Cancellation.........................................21

      SECTION 2.14      Additional Securities................................21

      SECTION 2.15      Defaulted Interest...................................21

      SECTION 2.16      CUSIP Numbers........................................21

ARTICLE 3      Application of Available Cash Flow............................22

      SECTION 3.01      General..............................................22

      SECTION 3.02      Application of Available Cash Flow...................22

      SECTION 3.03      Mandatory Prepayment.................................23

      SECTION 3.04      Obligation to Pay Securities in Cash at Maturity.....23

ARTICLE 4      Redemption....................................................23

      SECTION 4.01      Notices to Trustee...................................23

                                Table of Contents
                                -----------------
                                  (continued)
                                                                            Page
                                                                            ----


      SECTION 4.02      Selection of Securities To Be Redeemed...............23

      SECTION 4.03      Notice of Redemption.................................23

      SECTION 4.04      Effect of Notice of Redemption.......................24

      SECTION 4.05      Deposit of Redemption Price..........................24

      SECTION 4.06      Securities Redeemed in Part..........................24

ARTICLE 5      Covenants.....................................................25

      SECTION 5.01      Payment of Securities................................25

      SECTION 5.02      SEC Reports..........................................25

      SECTION 5.03      Limitation on Indebtedness...........................25

      SECTION 5.04      Limitation on Restricted Payments....................27

      SECTION 5.05      Limitation on Asset Sales............................29

      SECTION 5.06      Limitation on Liens..................................32

      SECTION 5.07      Limitation on Dividends and Other Payment
                        Restrictions Affecting Restricted Subsidiaries.......32

      SECTION 5.08      Limitation on Transactions with Affiliates...........33

      SECTION 5.09      Limitation on Designation of Unrestricted
                        Subsidiaries.........................................34

      SECTION 5.10      Change of Control....................................35

      SECTION 5.11      Compliance Certificate; Notice of Defaults...........36

      SECTION 5.12      Further Instruments and Acts.........................36

ARTICLE 6      Successor Corporation.........................................36

      SECTION 6.01      When Corporation May Merge or Transfer Assets........36

ARTICLE 7      Defaults and Remedies.........................................37

      SECTION 7.01      Events of Default....................................37

      SECTION 7.02      Acceleration.........................................39

      SECTION 7.03      Other Remedies.......................................39

      SECTION 7.04      Waiver of Past Defaults..............................39

      SECTION 7.05      Control by Majority..................................40

      SECTION 7.06      Limitation on Suits..................................40

      SECTION 7.07      Rights of Holders To Receive Payment.................40

                                Table of Contents
                                -----------------
                                  (continued)
                                                                            Page
                                                                            ----


      SECTION 7.08      Collection Suit by Trustee...........................40

      SECTION 7.09      Trustee May File Proofs of Claim.....................40

      SECTION 7.10      Priorities...........................................41

      SECTION 7.11      Undertaking for Costs................................41

      SECTION 7.12      Waiver of Stay or Extension Laws.....................41

ARTICLE 8      Trustee.......................................................42

      SECTION 8.01      Duties of Trustee....................................42

      SECTION 8.02      Rights of Trustee....................................43

      SECTION 8.03      Individual Rights of Trustee.........................43

      SECTION 8.04      Trustee's Disclaimer.................................43

      SECTION 8.05      Notice of Default....................................44

      SECTION 8.06      Reports by Trustee to Holders........................44

      SECTION 8.07      Compensation and Indemnity...........................44

      SECTION 8.08      Replacement of Trustee...............................44

      SECTION 8.09      Successor Trustee by Merger..........................45

      SECTION 8.10      Eligibility; Disqualification........................46

      SECTION 8.11      Preferential Collection of Claims Against
                        Corporation..........................................46

ARTICLE 9      Satisfaction and Discharge of Indenture.......................46

      SECTION 9.01      Discharge of Liability on Securities; Defeasance.....46

      SECTION 9.02      Conditions to Defeasance.............................47

      SECTION 9.03      Application of Trust Money...........................48

      SECTION 9.04      Repayment to Corporation.............................48

      SECTION 9.05      Indemnity for Government Obligations.................48

      SECTION 9.06      Reinstatement........................................48

ARTICLE 10     Amendments, Supplements and Waivers...........................48

      SECTION 10.01     Without Consent of Holders...........................48

      SECTION 10.02     With Consent of Holders..............................49

      SECTION 10.03     Compliance with Trust Indenture Act..................50

      SECTION 10.04     Revocation and Effect of Consents....................50

                                Table of Contents
                                -----------------
                                  (continued)
                                                                            Page
                                                                            ----


      SECTION 10.05     Notation on or Exchange of Securities................50

      SECTION 10.06     Trustee To Sign Amendments...........................51

      SECTION 10.07     Payment for Consent..................................51

ARTICLE 11     Concerning the Collateral.....................................51

      SECTION 11.01     Security Agreement...................................51

      SECTION 11.02     Payment of Expenses..................................52

      SECTION 11.03     Opinions as to Recording, etc........................52

      SECTION 11.04     Authorization of Actions to  be Taken by the
                        Trustee Under the Security Agreement.................52

      SECTION 11.05     Authorization of Receipt of Funds by the
                        Trustee under the Security Agreement.................52

ARTICLE 12     Subordination.................................................53

      SECTION 12.01     Agreement to Subordinate.............................53

      SECTION 12.02     Liquidation; Dissolution; Bankruptcy.................53

      SECTION 12.03 Corporation Not to Make Payments With Respect to Securities While Senior Discount Notes are
                        Outstanding..........................................53

      SECTION 12.04     Subordination of Security Interest...................53

      SECTION 12.05     Acceleration of Securities...........................54

      SECTION 12.06     When Distribution Must Be Paid Over..................54

      SECTION 12.07     Notice by Corporation................................54

      SECTION 12.08     Subrogation..........................................54

      SECTION 12.09     Relative Rights......................................54

      SECTION 12.10     Subordination May Not Be Impaired by Corporation.....55

      SECTION 12.11     Effectuation of Subordination by Trustee.............55

ARTICLE 13     Miscellaneous.................................................55

      SECTION 13.01     Trust Indenture Act Controls.........................55

      SECTION 13.02     Notices..............................................55

      SECTION 13.03     Communication by Holders with Other Holders..........56

      SECTION 13.04     Certificate and Opinion as to Conditions
                        Precedent............................................56

                                Table of Contents
                                -----------------
                                  (continued)
                                                                            Page
                                                                            ----


      SECTION 13.05     Statements Required in Certificate or Opinion........56

      SECTION 13.06     When Treasury Securities Disregarded.................57

      SECTION 13.07     Rules by Trustee, Paying Agent and Registrar.........57

      SECTION 13.08     Legal Holidays.......................................57

      SECTION 13.09     Governing Law........................................57

      SECTION 13.10     No Recourse Against Others...........................57

      SECTION 13.11     Successors...........................................57

      SECTION 13.12     Counterparts.........................................57



Signatures

EXHIBIT A         Form of Security
EXHIBIT B         Form of Security Agreement

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                    EXHIBIT B
                                    ---------

                           FORM OF SECURITY AGREEMENT

                                                                       EXHIBIT B
                                                                       ---------


                          COLLATERAL SECURITY AGREEMENT


      COLLATERAL SECURITY AGREEMENT (this "Security Agreement") dated as of February [__], 2002, by and between AMPEX CORPORATION, a Delaware corporation (the "Corporation"), and State Street Bank and Trust Company, as trustee under the Indenture referred to below (herein together with its successors in trust and assigns, the "Trustee").

      The Corporation and the Trustee have contemporaneously herewith entered into an indenture of even date (the "Indenture"), pursuant to which the Corporation and the Trustee have respectively issued and authenticated 12% Senior Secured Notes due 2008 (the "Securities"). Pursuant to the terms of the Indenture and in order to secure the payment of the Securities and the performance of all other obligations of the Corporation under the Indenture, the Securities and this Security Agreement (collectively, "Obligations"), the Corporation has agreed to grant a security interest in the Collateral more fully described below, to the Trustee on behalf of itself and for the equal and ratable benefit of the holders of the Securities ("Holders").

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation hereby covenants and agrees with the Trustee, for the benefit of the Trustee and the Holders, as follows:

      1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings given to them in Schedule 1 hereto, in the Indenture and in the UCC (defined below).

      2.       GRANT OF SECURITY INTEREST.

               (a) The Corporation hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a continuing security interest in and lien on the Collateral (as defined in Schedule 1 hereto), subject to the Senior Security Interest.

               (b) The Corporation covenants and agrees that if, at any time before the Obligations have been paid in full, the Corporation shall enter into any license agreement or agreements providing for payment of any royalties or licensing fees for the licensing by the Corporation to any third party of any patents now or hereafter owned by the Corporation, then (i) the Corporation shall give the Trustee prompt written notice thereof; (ii) Schedule 2 hereto shall be amended to include such license agreements as "License Agreements" hereunder; and (iii) the Corporation shall execute and deliver to the Trustee such additional instruments and documents, including UCC-1 financing statements, as are necessary or appropriate or as the Trustee may reasonably request to evidence its interest in the Collateral attributable to such License Agreements.

      3. SUBORDINATION OF SECURITY INTEREST. The security interest in the Collateral granted to the Trustee for the benefit of the Holders shall be, in all respects, subject, junior and subordinate to the Senior Security Interest, notwithstanding anything to the contrary contained in any agreement or filing to which the Trustee or any Holder may now or hereafter be a party, and irrespective of the time, order or method of attachment or perfection of any financing statements or other security interests or any defect or deficiency or alleged defect or deficiency in any of the foregoing. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral, after satisfaction of the expenses of the collection of such Collateral and the enforcement of the rights of the holders of the Senior Security Interest in such Collateral, shall be applied to the payment in full in cash of the principal of, interest on and all other obligations due in respect of the Senior Discount Notes before the Holders shall be entitled to receive any portion of such proceeds in respect of the Securities. The security interest priorities provided in this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Senior Discount Notes or the Securities, nor by any action or inaction which the holders of the Senior Discount Notes, any agent acting on behalf of the holders of the Senior Discount Notes, the Trustee or any Holder may take or fail to take in respect of the Collateral. The Trustee agrees that it will not (either for itself or on behalf of the Holders) contest the validity, perfection, priority or enforceability of the Senior Security Interest, or the respective priorities of the security interests securing the Senior Discount Notes and the Securities set forth herein, or the validity or reasonableness of any act or omission by the holders of the Senior Discount Notes or by any agent acting on behalf of the Senior Discount Notes, including, without limitation, the timing, method, or manner of collecting or otherwise realizing upon the Collateral. As between the holders of the Senior Discount Notes and the Holders, the terms of this Agreement shall govern even if part or all of the Senior Discount Notes or the Senior Security Interest are not perfected or are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

      4. RIGHTS TO PAYMENTS, ETC. So long as no Event of Default has occurred and is continuing hereunder, the Corporation shall be entitled to receive and hold the Collateral, including without limitation, all Collateral Revenues, and to exercise any and all rights with respect to the Collateral, subject, however, to its obligations under this Security Agreement and the Indenture. If the Trustee receives any such Collateral or Collateral Revenues prior to an Event of Default, it shall promptly pay and deliver the same to the Corporation upon written request from the Corporation to do so. Prior to an Event of Default, neither the Trustee nor any Holder of the Securities shall contact any of the licensees under the License Agreements.

      5. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Corporation hereby represents, warrants and covenants to the Trustee as follows, except that with respect to the following representations, warranties and covenants, each of the Corporation and the Trustee hereby acknowledges that the License Agreements with Hitachi, Ltd. and Toshiba prohibit the assignment by the Corporation of its rights thereunder:

      5.1 Power and Authority. The Corporation has full corporate power, authority and the legal right to grant to the Trustee the security interest in the Collateral granted hereunder; and to execute, deliver and perform its obligations hereunder. This Security Agreement has been duly and validly executed and delivered by the Corporation, and constitutes the Corporation's legal, valid and binding obligation, enforceable against the Corporation in accordance with its terms.

      5.2 Title to Collateral. The Corporation has and will maintain good and marketable title to the Collateral, free and clear of all liens, claims, encumbrances or rights of others (other than the security interest granted to the Trustee hereunder and the Senior Security Interest). Except for the Senior Security Interest and the UCC-1 financing statements as filed with the Secretary of State of the States of California and Delaware on November 8, 2000 in connection therewith, there is no financing statement (or similar statement, agreement, pledge, mortgage, notice or registration), lien (including any federal or state tax lien), suit (including any action, proceeding, or other litigation pending, or to the Corporation's knowledge, threatened) or judgment (including any award, injunction, order) filed with, registered, indexed or recorded in any public office, court, arbitration panel, administrative agency or regulatory authority, directly or indirectly, naming or encumbering or covering or involving any of the Collateral. Each of the License Agreements is genuine and in all respects what it reports to be and, to the Corporation's knowledge, represents the genuine, valid and binding obligations of each licensee thereunder, evidences true and undisputed obligations enforceable in accordance with its terms, and is in compliance and conforms with all applicable federal, state and local laws and applicable laws of any jurisdiction outside of the United States in effect on the date hereof.

      5.3 Perfected Security Interest. The execution and delivery of this Security Agreement and the grant by the Corporation of a security interest in the Collateral hereunder creates a valid security interest in the Collateral, subject to the Senior Security Interest, which has attached and is enforceable and which, upon filing of the Financing Statements with the Secretary of State of the State of Delaware (which is the only jurisdiction in which Financing Statements are required to be filed), will be perfected and subject to no prior or equal security interest, other than the Senior Security Interest.

      5.4 Maintenance of the Collateral. The Corporation shall keep and maintain the Collateral, shall duly and timely fulfill and perform all obligations on its part to be fulfilled or performed under or in connection with the License Agreements, and shall not take any action or omit to take any action that could reasonably be expected to impair its rights thereunder. The Corporation shall use its best efforts to collect or cause to be collected from the licensees named in each License Agreement, as and when due, any and all amounts owing under or on account of such License Agreement (including, without limitation, any payments thereunder which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures), and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance payable under such License Agreement. Except as contemplated hereby, and except for the Senior Security Interest, the Corporation shall not, without the Trustee's written consent, sell, assign, lease, transfer, hypothecate, mortgage, incur, permit or suffer to exist a lien upon, or otherwise dispose of any of the Collateral, and nothing in this Security Agreement shall be deemed a consent by the Trustee to any such action except as expressly permitted herein. The Corporation shall maintain the security interest created by the Corporation under this Security Agreement, subject to the Senior Security Interest, and will defend the Collateral against and take such other action as is necessary to remove any other lien on the Collateral except as permitted hereunder.

      5.5 Chief Executive Office; Records. The Corporation is incorporated in the State of Delaware and shall not change its state of incorporation without the prior written consent of the Trustee. The Corporation's chief executive office is located at 1228 Douglas Street, Redwood City, California, and the Corporation shall give Trustee the prompt written notice of any change in the address of such office. The Corporation shall keep and maintain at its chief executive office, at its own cost and expense, to the reasonable satisfaction of the Trustee, complete and accurate records relating to the License Agreements, including, but not limited to, records of all payments received and all credits granted thereon, and all other dealings in connection therewith. The Corporation shall make all such records available or deliver to the Trustee or its representatives, from time to time, both promptly following the Trustee's request and immediately following an Event of Default, all at the Corporation's own cost and expense. If the Trustee shall so request (but subject to the Senior Security Interest), upon an Event of Default the Corporation shall promptly (i) legend, register and record, in form and substance satisfactory to the Trustee, the License Agreements and other books, records and documents evidencing or pertaining thereto, with an appropriate reference to the interest of the Trustee therein and (ii) notify the licensee with respect thereto to make payments directly to the Trustee.

      5.6 No Violation of Law; Indemnity. The Corporation has not and shall not acquire, obtain, hold, possess, maintain, use, sell, transfer, grant, pledge, or dispose (for purposes of this section, collectively "the Corporation's use") of any of the Collateral in violation of any statute, law, rule, ordinance, regulation, policy, procedure, injunction, award, decree, judgment, contract, agreement, understanding, or right or interest of any other Person (for purposes of this section collectively "violation"), and to the Corporation's knowledge no such violation has been made by any other Person and no basis for a claim of any such violation exists. The Corporation shall indemnify and hold the Trustee harmless from and against any such violation or claim of violation, or any other loss, liability, damage, cost or expense whatsoever arising out of or in connection with the Corporation's use of any of the Collateral.

      5.7 License Agreements. Schedule 2 hereto lists each License Agreement in effect as of the date hereof pursuant to which the Corporation received during 2001, or expects to receive during 2002, any patent royalties, license fees or similar payments.

      6. EVENTS OF DEFAULT. The occurrence of any "Event of Default" under the Securities or the Indenture shall constitute an "Event of Default" hereunder.

      7.       REMEDIES.

      7.1 Cumulative Rights and Remedies. Upon the occurrence of an Event of Default, the Trustee shall have the rights, powers and remedies (i) granted to secured parties under the UCC or other applicable Uniform Commercial Code;
(ii) granted to the Trustee under any other applicable statute, law, rule or regulation; and (iii) granted to the Trustee under this Security Agreement (including without limitation the right to cause the registration of this Security Agreement with the United States Patent and Trademark Office), the Securities, the Indenture, or any other agreement between the Corporation and the Trustee. In addition, all such rights, powers and remedies shall be cumulative and not alternative. Any single or partial exercise of, or forbearance, failure or delay in exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof; and every right power and remedy of the Trustee shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by the Trustee.

      7.2 Additional Rights of the Trustee. Without limiting the provisions of Section 7.1 hereof, upon an Event of Default, the Trustee may, from time to time, in its discretion, and without the Corporation's assent, without advertisements or notices of any kind (except for the notice specified in Section 7.4 below regarding notice required in connection with a public or private sale), or demand for performance or other demand, or obligation or liability (except to account for amounts actually received) to the Corporation or any other Person (all such advertisements, notices and demands, obligation and liabilities, if any, hereby being expressly waived and discharged to the extent permitted by law), forthwith and subject to all applicable laws and regulations, enter any premises, with or without the assistance of other persons or legal process, require the Corporation to account for (including accounting for any products and proceeds of any Collateral), segregate, assemble, make available and deliver to the Trustee or its representatives, take possession of, collect, transfer and receive, recover, appropriate, foreclose, extend payment of, adjust, compromise, settle, release any claims included in, and do all other acts or things necessary or, in the Trustee's judgment appropriate, to protect, maintain, preserve and realize upon the Collateral and any products and proceeds thereof, in whole or in part, exercise all rights, powers and interests with respect to any and all Collateral, and sell, assign, license, pledge, transfer, negotiate (including, without limitation, endorse checks, drafts, orders, or instruments), deliver or otherwise dispose (by contract, option(s) or otherwise) the Collateral or any part thereof. Any such disposition may be in one or more public or private sales, at such price, for cash or credit (or for future delivery without credit risk) and upon such other terms and conditions, and at such locations, as it deems appropriate, with the right of the Trustee (to the extent permitted by law upon any such sale or sales, public or private) to purchase the whole or any part of said Collateral, free of any right, claim or equity of redemption (such rights, claims and equity of redemption, if any, hereby being expressly waived). Notwithstanding that the Trustee, whether in its own behalf or on behalf of another or others, may continue to hold the Collateral, and regardless of the value thereof, or may delay or fail to dispose thereof, unless and then only to the extent that the Trustee proposes to retain the Collateral in satisfaction of the Obligations by written notice in accordance with the UCC, the Corporation shall be and remain liable for the payment in full of any balance of the Obligations at any time unpaid.

      7.3 Application of Proceeds. The Trustee may apply the net proceeds, if any, of any collection, receipt, recovery, appropriation, foreclosure or realization, or from any sale, assignment, license, pledge, transfer, delivery or disposition, after deducting all costs and expenses (including reasonable attorneys' fees, court costs and legal expenses) incurred therein or with respect to the care, safekeeping, custody, maintenance, protection, administration or otherwise of any and all of Collateral or in any way relating to the rights of the Trustee under this Security Agreement: (i) first, to the satisfaction of the Obligations, in whole or in part, in such order as the Trustee may, in its discretion, elect; (ii) second, to the payment, satisfaction or discharge of any other indebtedness or obligation of the Corporation as required by any law, rule or regulation; and (iii) lastly, the surplus, if any, to the Corporation.

      7.4 Required Notice of Sale. In exercising its rights, powers and remedies as the Trustee, the Trustee agrees to give the Corporation ten (10) days' notice of the time and place of any public sale of Collateral or of the time after which any private sale of Collateral may take place, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Corporation agrees that such period and notice is commercially reasonable under the circumstances.

      7.5 Waivers. The Trustee may waive an existing Event of Default and its consequences on the terms and conditions described in the Indenture. In addition, any such Event of Default may be waived directly by the Holders so empowered to act under the Indenture. Upon any such waiver, any Event of Default shall be deemed to have been cured for purposes of this Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto. In the event any provision contained in this Agreement shall be breached by the Corporation and thereafter duly waived by the Trustee on behalf and at the request of the Holders or directly by the Holders so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

      8. RIGHTS AND DUTIES WITH RESPECT TO COLLATERAL. The Trustee shall be under no duty to collect or protect the Collateral or to preserve rights pertaining thereto, beyond the exercise of reasonable care to assure the safe custody of the Collateral while in its possession, and shall be relieved of all further responsibility for the Collateral upon surrendering it to the Corporation. Without limiting the generality of the foregoing, the Trustee shall have no obligation to preserve any rights against prior parties or, except as expressly provided herein, to exercise any right or perform any obligation in connection with the Collateral. The Trustee shall hold the Collateral while in its possession for the benefit of itself and the Holders in accordance with and subject to the provisions of the Indenture.

      9. POWER OF ATTORNEY. The Corporation hereby irrevocably constitutes and appoints the Trustee or any officer or agent thereof, with full power of substitution, as the Corporation's true and lawful attorney-in-fact with full irrevocable power and authority in the Corporation's place and stead and in the Corporation's name or in its own name, upon an Event of Default and from time to time thereafter in the Trustee's discretion, to take any and all action, to do any and all things, including without limitation, to execute, endorse, deliver and file any and all writings, documents, instruments, notices, statements (including, without limitation, financing statements), applications and registrations (including, without limitation, registrations with the United States Patent and Trademark Office), checks, drafts, acceptances, money orders, or other evidence of payment or proceeds, which may be or become necessary or desirable in the sole discretion of the Trustee to accomplish the terms, purposes and intent of this Security Agreement. Said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, unless and then only to the extent that the same constitutes its gross negligence or willful misconduct. This power is coupled with an interest and is irrevocable.

      10. INDEMNIFICATION. The Corporation hereby indemnifies, saves and holds harmless the Trustee from and against all expenses, costs, liabilities, losses or damages, including, without limitation, reasonable attorney's fees and expenses, suffered or incurred by the Trustee arising out of or in connection with this Security Agreement or the transactions contemplated hereby. Without limiting the foregoing, the Corporation will pay to the Trustee all expenses (including reasonable attorney's fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Obligations, or any actual or attempted sale, assignment, license or other disposition of, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof in accordance with the terms of this Security Agreement, and for the care of the Collateral and defending or asserting the rights and claims of the Trustee in respect thereof, by litigation or otherwise, including expense of insurance, and all such expenses shall be deemed to be included in the Corporation's Obligations.

      11. OBLIGATIONS ABSOLUTE. The Corporation's Obligations shall be absolute, unconditional and irrevocable and shall be paid or satisfied strictly in accordance with their respective terms, including without limitation: (i) the invalidity or unenforceability of all or any or any part of this Security Agreement, the Securities or the Indenture, or any consent, waiver, amendment or modification hereof or thereof; (ii) the existence of any claim, setoff, defense or other right which the Corporation may have at any time against the Trustee or any other Person, whether in connection with this Security Agreement, the Securities or the Indenture, the License Agreements or the transactions contemplated hereby or thereby; or (iii) the loss, theft, damage, destruction or unavailability to the Corporation of the Collateral for any reason whatsoever, it being understood and agreed that the Corporation retains all liability and responsibility with respect to the Collateral.

      12. BINDING AGREEMENT; ASSIGNMENT. This Security Agreement shall bind and inure to the benefit of the parties hereto, their respective, heirs, executors, administrators, successors and permitted assigns. The Corporation may not, in whole or in part, directly or indirectly, assign this Security Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of the Trustee, which consent may be withheld or delayed in the Trustee's sole discretion.

      13. FURTHER ASSURANCES. The Corporation agrees, at any time and from time to time, at the Corporation's sole cost and expense, to obtain, procure, execute and deliver, file and affix such further agreements, bills of sale and assignment, instruments, documents, notices, statements (including financing statements), powers (including stock and bond powers, and powers of attorney), tax stamps and information, and to do or cause to be done all such further acts and things (including the execution, delivery and filing of financing statements on Form UCC-1, payment of filing fees and transfer, gains and recording taxes) as may be required to perfect or maintain the security interest in the Collateral granted to the Trustee hereby, or as the Trustee may reasonably request, from time to time, in its discretion, and to pay all fees, costs and expenses relating thereto. Upon the Corporation's failure to abide by and comply with its obligations under this Section 13, in addition to its other rights and remedies, the Trustee may, in its sole discretion and to the extent it deems necessary, advisable or appropriate, take or cause such action to be taken or thing to be done as required hereby and under the UCC and the costs incurred in connection therewith shall be deemed to be included in the Corporation's Obligations. Without limiting the foregoing, the Corporation authorizes the Trustee, to the extent permitted under the UCC, to execute, file or file without the Corporation's signature any and all financing statements, amendments thereto and continuations thereof as the Trustee deems necessary or appropriate and the Corporation shall pay, indemnify the Trustee for and hold the Trustee harmless from and against any and all costs and expenses in connection therewith.

      14. TERM. This Security Agreement shall commence on the date hereof and shall terminate upon the indefeasible payment and performance in full of all of the Obligations. Upon termination of this Security Agreement, at the request and expense of the Corporation, the Trustee will promptly execute and deliver to the Corporation a proper instrument or instruments (including UCC termination statements on Form UCC-3) acknowledging the satisfaction and termination of this Security Agreement, and will duly assign, transfer and deliver to the Corporation (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Trustee that has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement.

      15.      MISCELLANEOUS.

      15.1 Amendments, Consents, Authorizations. None of the terms or provisions of this Security Agreement may be waived, altered, modified, or amended except with the prior written consent of the Trustee given in accordance with Article 10 of the Indenture. Without limiting the foregoing, no action or omission to act shall be deemed to be a consent, authorization, representation or agreement of any party hereto, under the UCC or otherwise, unless, in each instance, the same is in a specific writing signed by such party and is in accordance with the terms of the Indenture.

      15.2 Notices. All notices under this Security Agreement shall be in writing and shall be deemed effective if made in accordance with and as provided in the Indenture.

      15.3 Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and wholly performed in the State of New York.

      15.4 WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE CORPORATION AND THE TRUSTEE HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, CAUSE OF ACTION, COUNTERCLAIM OR OTHER PROCEEDING BASED UPON OR ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT, OR ANY PROVISIONS HEREOF, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      15.5 Severability. If and to the extent that any provision of this Security Agreement shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

      15.6 Captions. The headings, titles and captions used herein are for convenience only and shall not effect the construction of this Security Agreement or any term or provision hereof.

                                  [END OF TEXT]

      IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Security Agreement and as of the date first set forth above.



                                      AMPEX CORPORATION


                                      By:  ___________________________
                                           Name:
                                           Title:

                                      STATE STREET BANK AND TRUST
                                      COMPANY, as Trustee


                                      By:  ____________________________
                                           Name:
                                           Title:

                                   SCHEDULE 1
                                   ----------

                                  DEFINITIONS
                                  -----------


      "Collateral" means all of the right, title and interest now owned or hereafter acquired by the Corporation, as licensor under the License Agreements, including, without limitation, the Corporation's rights to receive all royalties, license fees and other payments thereunder and all accounts receivable arising in connection therewith; and all additions thereto, substitutions therefor and replacements thereof, all royalty and other receivables, income, interest, dividends, distributions and earnings thereon or other monies or revenues derived therefrom ("Collateral Revenues"); and all products and proceeds of the foregoing.

      "Collateral Revenues" has the meaning accorded to such term in the definition of Collateral.

      "Event of Default" has the meaning accorded to such term in section 5 hereof.

      "Financing Statements" means the financing statements on Form UCC-1, covering the security interest in the Collateral granted by the Corporation to the Trustee hereunder.

      "License Agreements" means the patent license agreements (and any and all amendments, modifications and supplements thereto entered into by the Corporation after the date hereof) listed in SCHEDULE 2 hereto, as such SCHEDULE 2 may be amended from time to time in accordance with the terms and conditions of this Security Agreement.

      "Person" means any individual, corporation, partnership, association, firm, or other entity.

      "Senior Security Interest" means the security interest in and lien on the Collateral granted by the Corporation to the Secured Party under the Senior Security Agreement (as defined in the Indenture).

      "UCC" means the Uniform Commercial Code of the State of New York.

                                   SCHEDULE 2
                                   ----------

                            Patent License Agreements
                            -------------------------


1. Consumer VTR License Agreement dated as of July 1, 1994 between the Corporation, as Licensor, and Daewoo Electronics Co., Ltd. ("Daewoo"), a Licensee.

2. License Agreement dated as of September 16, 1995, between the Corporation, as Licensor, and Funai Electric Company Limited ("Funai"), as Licensee.

3. First Amendment to License Agreement dated as of June 16, 2000, between the Corporation, as Licensor, and Funai, as Licensee, as amended on October 1, 2001.

4. Second Amendment to License Agreement dated as of January 1, 2001, between the Corporation, as Licensor, and Funai Electric Company Limited ("Funai"), as Licensee.

5. Consumer Video Recorder License Agreement dated as of April 1, 1996, between the Corporation and Hitachi, Ltd.

6. Computer Data Recorder License Agreement dated as of April 1, 1996 between the Corporation and Hitachi, Ltd.

7. License Agreement dated as of May 1, 1969, between the Corporation and Ampex International S.A.("AISA"), as Licensors, and Matsushita Electric Industrial Co, Ltd. ("Matsushita"), as Licensee, amending (the "1969 License Agreement").

8. Amendment dated as of October 1, 1973, between the Corporation and AISA, as Licensors, and Matsushita, as Licensee, amending the 1969 License Agreement.

9. Memorandum dated as of May 19, 1981, between the Corporation and AISA as Licensors, and Matsushita, as Licensee, the 1969 License Agreement.

10. Amendment to License Agreement dated as of October 16, 1986, between the Corporation and AISA as Licensors, and Matsushita, as Licensee.

11. Memorandum dated as of January 1, 1987 between the Corporation and AISA as Licensors, and Matsushita, as Licensee, supplementing the 1969 License Agreement dated May 1, 1969.

12. Consumer VTR License Agreement dated as of July 1, 1985, between the Corporation and AISA, as Licensors, and Orion Electric Co. Ltd.("Orion"), as Licensee.

13. License Agreement dated as of April 1, 1998, between the Corporation, as Licensor, and Orion, as Licensee.

14. License Agreement dated as of February 21, 1995, between the Corporation, as Licensor, and Sanyo Electric Company, Ltd., as Licensee.

15. Grant of Release and License dated as of January 1, 1995, between the Corporation, as Licensors, and Sharp Corporation, as Licensee.

16. License Agreement dated as of July 1, 1998, between the Corporation, as Licensor, and Shintom Company Ltd. ("Shintom"), as Licensee.

17. Settlement Agreement dated as of March 1, 1999, between the Corporation and AISA, as Licensor, and Sony Corporation ("Sony") as Licensee.

18. Side Letter to License Agreement dated as of January 1, 1991, between the Corporation and AISA, as Licensors, and Sony, as Licensee.

19. License Agreement dated as of April 1, 1986 between the Corporation and AISA, as Licensors, and Sony, as Licensee.

20. License Agreement dated as of July 1, 1997, among the Corporation, on the one hand, and Toshiba Corporation, Toshiba Video Products Pte., Ltd., and Toshiba Consumer Products (UK) Ltd., on the other hand (collectively, "Toshiba").

                                    EXHIBIT C
                                    ---------

                         FORM OF SUPPLEMENTAL INDENTURE

                                                                       EXHIBIT C
                                                                       ---------




                             SUPPLEMENTAL INDENTURE


            THIS SUPPLEMENTAL INDENTURE, dated as of February [__], 2002 (this "Supplemental Indenture"), is entered into by and between AMPEX CORPORATION, a Delaware corporation (the "Corporation") and THE BANK OF NEW YORK, a New York banking corporation, as successor to IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), and supplements the Indenture, dated as of January 28, 1998, as amended (the "Indenture"), between the Corporation and the Trustee. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

                              PRELIMINARY STATEMENT

            Holders of Securities holding at least a majority in aggregate principal amount of the Securities outstanding, by entering into a certain exchange agreement, dated January, [__], 2002, by and among the Company and each holder of Securities that is a party thereto (the "Exchange Agreement"), have consented to certain amendments to the Indenture, which amendments will be effected through the execution and delivery of this Supplemental Indenture.

                                    AGREEMENT

            The parties wish to amend the Indenture, and, in consideration of the premises and other good and valid consideration, intending to be legally bound, have agreed as follows:

            Section 1. Deletion of Restrictive Covenants. Section 4.02 (SEC Reports), Section 4.03 (Limitation on Indebtedness), Section 4.04 (Limitation on Restricted Payments), Section 4.05 (Limitation on Asset Sales), Section 4.06 (Limitation on Liens), Section 4.07 (Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries), Section 4.08 (Limitation on Transactions with Affiliates), Section 4.09 (Limitation on Designation of Unrestricted Subsidiaries), Section 4.10 (Change of Control), Section 4.11 (Compliance Certificate; Notice of Defaults), Section 4.12 (Further Instruments and Acts) and Section 5.01 (When Corporation May Merge or Transfer Assets), are hereby deleted from the Indenture in their entirety.

            Section 2. Miscellaneous. Except as set forth above, the Indenture shall remain in full force and effect as constituted as the date hereof. This Supplemental Indenture shall become effective upon the later to occur of: (i) the consummation of the Exchange (as defined in the Exchange Agreement) in accordance with the terms of the Exchange Agreement and (ii) the execution and delivery of this Supplemental Indenture by the Trustee. This Supplemental Indenture shall be governed by the laws of the State of New York. This Supplemental Indenture may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Supplemental Indenture by signing any such counterpart.

            Section 3. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained, which shall be taken as the statements of the Company, and the Trustee makes no representations as to the validity, enforceability against the Company or sufficiency of this Supplemental Indenture.

                                  [END OF TEXT]

            IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed by their authorized officers, all as of the day and year first above written.


                                    AMPEX CORPORATION


                                    By:__________________________
                                       Name:
                                       Title:
Attest:

--------------------------





                                    THE BANK OF NEW YORK, TRUSTEE


                                    By:__________________________
                                       Name:
                                       Title:

                              CONSENT OF NOTEHOLDER


            The undersigned represents that it is the beneficial holder of the 12% Senior Notes due 2003 (the "Notes") of Ampex Corporation set forth below as of the Record Date and that it has full power and authority to execute this consent (this "Consent"), and hereby instructs The Bank of New York, as trustee (the "Trustee"), to execute and deliver the foregoing Supplemental Indenture, dated as of _________________________ _____, 2002, and hereby irrevocably consents to its execution.

            The undersigned agrees to indemnify the Trustee with respect to any claims arising out of this Consent in the event the undersigned beneficial holder owns less than the aggregate principal amount of Notes set forth below.



HOLDER:_____________________________________


By:_________________________________________
      Name:
      Title:

____________________________________________
Street Address

____________________________________________
City              State             Zip



Aggregate Principal Amount
of Notes Held:

$___________________________________

Nominee Name (if different
from name of Holder):

____________________________________

Tax I.D.# __________________________

Date:_______________________________

Signature Guarantee:


____________________________________